UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Jabil Inc.
(Name of Registrant as Specified in its Charter)
Not applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE

OF ANNUAL MEETING OF STOCKHOLDERS

Thursday January 22, 2026 10:00 a.m., ET	Voting Information Every Vote is Important! Please vote as soon as possible by any of the following methods:

Access The Annual Meeting

Stockholders may participate in the virtual annual meeting by logging in at www.virtualshareholdermeeting.com/JBL2026.

Record Date

Stockholders of record at the close of business on November 28, 2025, are entitled to attend and vote at the annual meeting.

Materials

These proxy materials and our annual report were first sent or made available to stockholders on December 12, 2025.

Vote Online before the meeting by going to: www.proxyvote.com
Vote by telephone (24/7) (800) 690-6903
Vote by Mail If you received a paper copy of the proxy card or voting instruction form by mail, please mark, sign, date and return it in the enclosed, postage-paid envelope.
Vote During Meeting by going to: www.virtualshareholdermeeting.com/JBL2026

Items of Business

Stockholders are being asked to vote on the agenda items described below and to consider any other business properly brought before the annual meeting.

	Voting Proposal	Board Recommendations

1	Elect seven director nominees named in the proxy statement to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.	For Each Director Nominee

2	Ratify the appointment of Ernst & Young LLP as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2026.	For

3	Advisory vote to approve executive compensation.	For

4	Consider and act upon the stockholder proposal described in this proxy statement, if properly presented at the Annual Meeting.	Against

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 22, 2026:

The Notice of Meeting, Proxy Statement, Annual Report to Stockholders and the means to vote online are available at www.proxyvote.com.

If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of the Proxy Statement or need help submitting a proxy or voting instructions for your shares, please contact Innisfree M&A Incorporated, our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders May Call Toll Free: (877) 750-0666

Banks and Brokerage Firms May Call Collect: (212) 750-5833

We are pleased to welcome stockholders to our 2026 annual meeting. For accessibility and ease of attendance, the meeting will be held in a virtual format only via the internet. There will be no physical location for stockholders to attend. To attend, vote and submit questions, stockholders should visit www.virtualshareholdermeeting.com/JBL2026 and enter the 16-digit control number on the proxy card, voting instruction form or Notice of Internet Availability. For more details, see “Meeting Access and Additional Information” in this Proxy Statement.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all information you should consider. Please read the entire Proxy Statement carefully before voting.

The enclosed proxy is solicited on behalf of Jabil Inc., a Delaware corporation (references to “Jabil,” “Company,” “we,” “our,” or “us” mean Jabil Inc. together with its subsidiaries), for use at the Annual Meeting of Stockholders.

Our Company Overview

Jabil is one of the leading providers of engineering, manufacturing, and supply chain solutions. We deliver comprehensive design, production, and product management services to companies across a diverse range of industries and end markets. Our capabilities span the entire product lifecycle—from innovation, design, and planning to fabrication, assembly, and delivery—enabling seamless management of resources and materials across global supply chains. Through these integrated services, we help our customers reduce manufacturing costs, enhance supply chain efficiency, minimize inventory risk, lower transportation expenses, and accelerate product fulfillment.

Our Fiscal Year

Jabil’s fiscal year begins on September 1 and ends on August 31. Our 2025 fiscal year began on September 1, 2024 and ended on August 31, 2025. Similarly, our 2026 fiscal year began on September 1, 2025 and will end on August 31, 2026.

Key Fiscal Year 2025 Performance Results

*A reconciliation for each of these measures can be found in Appendix A to this proxy statement.

Fiscal Year 2025 Dynamic Operating Environment

Despite a dynamic global operating environment, Jabil once again demonstrated resilience throughout fiscal year 2025. Some end markets experienced pressure, particularly in automotive and renewables, while strong AI related data center infrastructure demand supported continued momentum across the business. The company remained disciplined in managing its portfolio, aligning resources with areas that best position Jabil for sustainable growth. Fiscal 2025 underscored the strength of Jabil’s balanced business model, the benefits of diversification, and the consistency of our execution across varied market conditions.

Jabil Inc. 2026 Proxy Statement	1

Corporate Governance Highlights

For a detailed discussion of our corporate governance, please see “Corporate Governance” beginning on page 6.

Board Leadership and Change

Mr. Mark Mondello, former Chief Executive Officer of the Company, remains on our Board as Chairman and has continuing executive responsibilities related to acquisitions and other strategic matters. Mr. Steve Raymund is Lead Independent Director. In that role, Mr. Raymund presides at meetings of the Board when Mr. Mondello is not present (including executive sessions of the independent directors), approves the agenda and schedule for Board meetings and has authority to call executive sessions of the independent directors. Mr. Raymund may also act as a liaison between the Chairman and the independent directors.

As announced in October 2025, Mr. Mondello is not standing for re-election at the Annual Meeting. Following Mr. Mondello’s departure, Mr. Raymund is expected to be appointed Chairman of the Board.

Jabil Inc. 2026 Proxy Statement	2

Our Director Nominees

Our Board recommends that you vote FOR each of the director nominees named below for terms that expire at the Annual Meeting to be held in 2027. The following table provides summary information about each nominee, and you can find additional information under “Proposal 1, Election of Directors” on page 16. All director nominees with the exception of Mr. Dastoor are independent.

	Committee Memberships(1)

Name Occupation	Audit	Compensation	Cybersecurity	Nominating & Corporate Governance	No. of Other Public Boards

Anousheh Ansari CEO, XPRIZE					0

Sujatha Chandrasekaran Former SEVP and Chief Digital and Information Officer, CommonSpirit Health					3

Michael Dastoor CEO and Director, Jabil Inc.					1

Christopher S. Holland Former SVP & CFO, C. R. Bard, Inc.					1

John C. Plant CEO, Chairman, Howmet Aerospace Inc.					2

Steven A. Raymund Retired Chairman & CEO, Tech Data Corporation and Lead Independent Director, Jabil Inc.					1

N.V. “Tiger” Tyagarajan Former President and CEO, Genpact Limited					0

(1)

It is anticipated that, following the Annual Meeting, Ms. Ansari will join the Audit Committee, Mr. Tyagarajan will become the Chair of the Compensation Committee, and Ms. Chandrasekaran will join the Compensation and Cybersecurity Committees.

KEY
	Member	Chair	Financial Expert

Director Nominee Highlights

Jabil Inc. 2026 Proxy Statement	3

Key Director Qualifications and Characteristics

Our Board possesses the following experience, qualifications and characteristics:

Strategic Skills	Core Competencies

Global Operations	Corporate Governance

Artificial Intelligence / Machine Learning	Financial & Audit

Business Development & Strategic Planning	Risk & Compliance

Supply Chain	Industry Leadership

Technology & Cybersecurity

Mergers & Acquisitions

Environmental & Sustainability

Human Capital Management

CEO / Senior Leadership

Public Board Experience

Compensation Program Highlights for Fiscal Year 2025

Executive Compensation Philosophy

Jabil’s compensation philosophy is aligned with our business strategy and is designed to attract and retain employees, focus on achievement of short-term and long-term business results, consider individual performance and align with the short and long-term interests of stockholders.

Compensation Best Practices

Jabil Inc. 2026 Proxy Statement	4

Forward-Looking Statements

This Proxy Statement contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “should,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. You are advised, however, to consult any further disclosures we make on related subjects. Factors that might cause such differences include, but are not limited to, those discussed in Part I, Item 1A of our Annual Report on Form 10-K under the heading “Risk Factors.”

Jabil Inc. 2026 Proxy Statement	5

CORPORATE GOVERNANCE

Our Board of Directors believes that effective corporate governance creates the foundation that allows Jabil to pursue its mission. Corporate governance at Jabil is designed to promote the long-term interests of our stockholders, maintain internal checks and balances, strengthen management accountability, inspire public trust, and foster responsible decision making and accountability.

Board Leadership Structure

The Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-management directors. The Board believes that it should have the flexibility to make these determinations in the way that best provides appropriate leadership for Jabil. The Board has determined, however, that when the Chairman is not an independent director, there should also be a lead independent director who is appointed by the independent directors to serve for a period of at least one year. This position is currently held by Steven Raymund, who assumed the role of Lead Director in November 2021. Mr. Raymund’s knowledge of Jabil and its industry, combined with his extensive experience as a chief executive officer and chairman of a global business and his participation and leadership on other public company boards make him highly qualified to carry out the Lead Director role. After Chairman Mondello’s departure at the Annual Meeting, Mr. Raymund is expected to be appointed Chairman of the Board.

Role of the Independent Lead Director

●   Presides at meetings of the board at which the Chairman is not present, including executive sessions of the non-management directors

●   Upon request, serves as liaison between the Chairman and the independent directors

●   Approves the agenda and schedule for Board meetings

●   If requested by management, is available for consultation and communication with major stockholders

●   Authorized to call executive sessions of the independent directors

Board of Directors Meetings during Fiscal Year 2025

The Board of Directors held a total of 14 meetings during fiscal year 2025. Each member, other than Messrs. Plant and Tyagarajan, of the Board attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board held during fiscal year 2025 and (ii) the total number of meetings held by each committee of the Board on which such director served during fiscal year 2025. Messrs. Plant and Tyagarajan attended less than 75% of the aggregate Board and committee meetings on which they each served during fiscal year 2025 due to coinciding professional responsibilities. The Chairman of the Board presided over all meetings of the Board.

Board Committees

The Board has four standing Committees: (1) Audit Committee, (2) Compensation Committee, (3) Nominating and Corporate Governance Committee, and (4) Cybersecurity Committee. All committees operate under written charters that are posted on our website under the heading Governance and then within the Governance Documents at https://investors.jabil.com/overview/default.aspx. Detailed information on each committee is below. All committee members meet the independence requirements of the listing standards of the New York Stock Exchange (“NYSE”) and the rules and regulations of the Securities and Exchange Commission (“SEC”) for service on such committees.

Jabil Inc. 2026 Proxy Statement	6

Committee Chart

Director	Audit	Compensation	Nominating & Corporate Governance	Cybersecurity	Independent

Mark Mondello, Chairman(1)

Steven Raymund, Lead Independent Director(1)

Anousheh Ansari(2)

Sujatha Chandrasekaran(2)

Michael Dastoor, CEO & Director

Christopher Holland

John Plant

James Siminoff(1)

N.V. “Tiger” Tyagarajan(2)

Kathleen Walters(1)

KEY	Member	Chair

(1)

Each of Mr. Mondello, Mr. Siminoff and Ms. Walters is not standing for re-election, and thus his or her committee memberships will conclude upon the election of directors at the Annual Meeting, at which time the size of the Board will be reduced automatically to seven members. In addition, as Mr. Mondello’s service as Chairman of the Board will conclude upon the election of directors at the Annual Meeting, it is expected that Mr. Raymund will be appointed Chairman of the Board following the Annual Meeting.

(2)

It is anticipated that, following the Annual Meeting, Ms. Ansari will join the Audit Committee, Mr. Tyagarajan will become the Chair of the Compensation Committee, and Ms. Chandrasekaran will join the Compensation and Cybersecurity Committees.

Audit Committee

13

Meetings in FY 2025

Members:

Christopher Holland (Chair)

John Plant

James Siminoff(1)

Independence:

Each member of the committee is independent.

Audit Committee

Financial Experts:

Mr. Holland and Mr. Plant are audit committee financial experts.

Role and Responsibilities

Assists the Board in fulfilling its oversight responsibilities with respect to:

○ The integrity of Jabil’s financial statements;

○ Jabil’s compliance with legal and regulatory requirements;

○ The qualifications and independence of Jabil’s independent auditor; and

○ The performance of Jabil’s independent auditor and internal audit function;

●

Selects, appoints, retains, compensates, oversees the work of, evaluates and, when appropriate, replaces Jabil’s independent auditor; and

●

Reviews in advance and grants any appropriate preapprovals of all audit and non-audit services to be provided by Jabil’s independent auditor

Charter Last Revised:

October 20, 2022

(1) Mr. Simonoff is not standing for re-election. As a result, his committee membership will conclude on January 22, 2026, at which time Ms. Ansari is expected to be appointed to the Audit Committee.

Jabil Inc. 2026 Proxy Statement	7

Compensation Committee

7

Meetings in FY 2025

Members:

Kathleen Walters(2) (Chair)

Steven Raymund

N.V. “Tiger” Tyagarajan

Independence:

Each member of the committee is independent.

Charter Last Revised:

July 18, 2024

(2) Ms. Walters is not standing for re-election. As a result, her committee membership will conclude on January 22, 2026, at which time Mr. Tyagarajan is expected to be appointed Chair and Ms. Chandrasekaran is expected to be appointed to the Compensation Committee.

Role and Responsibilities

Assists the Board in discharging its oversight responsibilities relating to the compensation of Jabil’s executive officers, by among other things:

●

Reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals and objectives, and setting the compensation level of the Chief Executive Officer based on this evaluation and other factors considered by the committee;

●

Reviewing and approving the annual base salaries and incentive compensation of other officers;

●

Making recommendations to the Board of Directors for the adoption or modification of equity-based and incentive compensation plans;

●

Determining stock ownership guidelines for the CEO and other executive officers of the Company and reviewing compliance with such guidelines; and

●

Reviewing and assessing as needed the Company’s programs and key metrics related to diversity, equity and inclusion.

Nominating & Corporate Governance Committee
4 Meetings in FY 2025 Members: Steven Raymund (Chair) Anousheh Ansari N.V. “Tiger” Tyagarajan Independence: Each member of the committee is independent. Charter Last Revised: July 18, 2024

Role and Responsibilities

Assists the Board of Directors in fulfilling its oversight responsibilities by, among other things:

●

Developing and recommending to the Board of Directors a set of corporate governance guidelines and annually reviewing these guidelines and recommending changes, as appropriate;

●

Reviewing and reporting on possible Board candidates consistent with the Board’s criteria for selecting new directors;

●

Annually recommending to the Board of Directors the individuals to be nominated for election or re-election as directors at the annual meeting of stockholders, identifying and recruiting individuals and recommending director candidates to be elected by the Board to fill vacancies and newly created directorships;

●

Establishing Board compensation and annually reviewing the form and amount of such compensation;

●

Recommending to the Board of Directors (1) director independence and committee member qualifications, (2) committee member appointments and removals and (3) committee structure and operations;

●

Providing oversight of the annual evaluation of the Board;

●

Reviewing emerging corporate governance issues and practices;

●

Reviewing and approving outside directorships offered to board members;

●

Overseeing new director orientation and ongoing education for directors; and

●

Overseeing the Company’s programs relating to environment, social, and governance matters except to the extent reserved for the full Board or another committee.

Jabil Inc. 2026 Proxy Statement	8

Cybersecurity Committee

4

Meetings in FY 2025

Members:

Anousheh Ansari (Chair)

Christopher Holland

James Siminoff(3)

Independence:

Each member of the committee is independent.

Charter Last Revised:

October 20, 2022

(3) Mr. Siminoff is not standing for reelection. As a result, his Committee membership will end January 22, 2026, at which time Ms. Chandrasekaran is expected to be appointed to the Cybersecurity Committee.

Role and Responsibilities

Assists the Board in fulfilling its oversight responsibilities regarding Jabil’s cybersecurity programs and risks, including:

●

Overseeing the cybersecurity practices, procedures and controls management uses to identify, assess and manage Jabil’s key cybersecurity programs and risks;

●

Ensuring the protection of the confidential intellectual property, information and data of Jabil and its customers; and

●

Ensuring compliance with applicable data protection laws and regulations;

In performing its oversight responsibilities, the Committee will review with management and the Board, and actively advise them regarding the following, as necessary:

●

Management’s implementation of cybersecurity programs, policies and procedures and management’s actions to safeguard their effectiveness;

●

Effectiveness of Jabil’s cybersecurity programs and its practices for identifying, assessing and mitigating cybersecurity risks across all business functions;

●

Controls to prevent, detect and respond to cyber-attacks or information or data breaches involving Jabil; and

●

Cyber crisis preparedness, incident response plans, and disaster recovery capabilities.

Executive Sessions

The independent directors of the Board meet at least once annually in executive session without management present. In fiscal year 2025, Mr. Raymund, our Lead Independent Director, presided at such meetings. See “How to Communicate with our Board” for the method for interested parties to make their concerns known to an independent director, or to the independent directors as a group.

Our Director Nominations Process

One of the responsibilities of the Nominating and Corporate Governance Committee is to identify and recruit candidates to serve on the Board of Directors. The Nominating and Corporate Governance Committee is responsible for providing a list of director nominees to the Board for election at each annual meeting of stockholders. The Nominating and Corporate Governance Committee will consider nominees for Board membership suggested by its members and other Board members, as well as nominees identified by management and stockholders. The Nominating and Corporate Governance Committee may, at its discretion, retain a third-party executive search firm to identify potential nominees. Jabil’s Chief Executive Officer is included, on a non-voting basis, in the process of identifying candidates. A prospective nominee will be evaluated against the characteristics and competencies set out in Jabil’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee will take into account many factors in evaluating a prospective nominee, including, among other things, having integrity and being accountable, being able to exercise informed judgment, being financially literate, having mature confidence, having high performance standards, and bringing passion and creativity to their role, as well as contributing to the Board’s core competencies and the Board’s mix of backgrounds, experiences, skills, accomplishments, financial expertise, professional interests, personal qualities and other traits.

Jabil Inc. 2026 Proxy Statement	9

Director Recommendations by Stockholders

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders and evaluate them using the same criteria as other candidates.

All stockholder director nominee recommendations must be in writing, addressed to the Nominating and Corporate Governance Committee in care of Jabil’s Corporate Secretary at Jabil’s corporate headquarters, at 10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered.

Director Selection

The Board of Directors and the Nominating and Corporate Governance Committee consider a mix of qualities in the selection of nominees desirable in achieving an appropriate group of qualified individuals to advance our long-term business interests. The Board and Nominating and Corporate Governance Committee consider a nominee’s background, experience, skills, accomplishments, financial expertise, professional interests, personal qualities and other traits.

Determinations of Director Independence

The Board, with the assistance of the Nominating and Corporate Governance Committee, periodically undertakes a review of director independence. For a director to be considered independent, the Board must determine that the director does not have a material relationship with Jabil and is otherwise independent under the listing standards of the NYSE. The Board considers all material relevant facts and circumstances known to it in making an independence determination, both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation. As a result of this review, the Board determined that the following eight of our ten current directors are independent: Anousheh Ansari, Sujatha Chandrasekaran, Christopher S. Holland, John C. Plant, Steven A. Raymund, James Siminoff, N.V. “Tiger” Tyagarajan and Kathleen A. Walters. In addition, David M. Stout, who retired from the Board at the 2025 annual meeting, qualified as independent during his service on the Board. Messrs. Michael Dastoor and Mark Mondello are not considered to be independent. Mr. Mondello was Jabil’s Chief Executive Officer until May 1, 2023, and has continuing executive responsibilities related to acquisitions, divestitures and other strategic matters.

Annual Meeting of Stockholders Attendance Policy

Jabil’s Corporate Governance Guidelines require all directors to endeavor to attend all annual meetings of stockholders, absent unanticipated personal or professional obligations which preclude them from doing so. To facilitate such attendance, Jabil schedules a regular meeting of the Board of Directors on the same date as the annual meeting. All of Jabil’s then-serving directors attended the most recent Annual Meeting of Stockholders held in January 2025.

Director Stock Ownership Requirements

The Corporate Governance Guidelines require directors to accumulate, within five years of joining the Board, at least the number of shares of company stock having a value equal to such director’s most recent annual Board membership cash fee (not including any additional fees for Chair service), multiplied by five. The following forms of ownership are counted towards a director’s compliance with this requirement:

●	Shares deemed to be beneficially owned under federal securities laws;

●	Shares subject to unvested time-based restricted stock unit awards; and

●	Other forms of ownership approved by the Board or a committee thereof.

If a director does not achieve the applicable stock ownership minimum by the applicable deadline or any time thereafter, the director will be required to retain at least half of the shares following restricted stock or restricted stock unit award vesting that remain after shares are sold or netted to pay any applicable taxes.

Jabil Inc. 2026 Proxy Statement	10

Insider Trading Policy
Our insider trading policy
prohibits
directors, employees and certain family members from purchasing or selling any type of security, whether issued by us or another company, while aware of material non-public
information relating to the issuer or from providing such material non-public
information to any person who may trade while aware of such information. Trading by our officers and directors, as well as other employees who may be expected in the ordinary course of performing their duties to have access to material non-public
information, is restricted to certain quarterly trading windows. All individuals subject to Jabil’s Share Ownership Guidelines are prohibited from entering into “short sales,” “put” or “call” options, or other derivatives based on Jabil Inc. common stock or otherwise using financial instruments to hedge the economic risk of such stock. In addition, federal securities laws prohibit the executive officers from selling “short” our stock.
Majority Voting for Directors
Our directors are elected in uncontested elections by a majority vote. In contested director elections, a plurality voting standard will apply, which means the nominees receiving the greatest number of votes will be elected to serve as directors.
To be elected in an uncontested election, the votes “for” a director must exceed 50% of the votes actually cast with respect to the director’s election. Votes actually cast exclude abstentions with respect to that director’s election, so abstentions and any broker non-votes
will have no effect on the election of directors. If an incumbent director does not receive more than 50% of the votes actually cast, the incumbent director will promptly tender his or her conditional resignation following certification of the vote. The Nominating and Corporate Governance Committee will consider the resignation offer and recommend to the Board of Directors whether to accept such offer. The Board will act on the recommendation within 90 days following the recommendation. Thereafter, the Board will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the offer, if applicable) in a Current Report on Form
8-K
or by a press release. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting and until a successor has been elected and qualified or until his or her earlier death, resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.
The election of directors at this year’s Annual Meeting is an uncontested election and thus the majority voting standard applies.
Continuing Excellence
Director Orientation and Ongoing Education
Director orientation – Our robust orientation program familiarizes new directors with Jabil’s businesses, strategies, and policies, and assists new directors in developing company and industry knowledge to optimize their service on the Board.
Continuing education – Regular continuing education programs enhance the skills and knowledge directors use to perform their responsibilities. These programs may include internally developed materials and presentations, programs presented by third parties, and financial and administrative support to attend academic or other independent programs.
Board and Committee’s Annual Evaluation Process
The Board of Directors annually evaluates the performance of the Board and its members. The Nominating & Corporate Governance Committee reviews the results, which are then reported to and discussed with the Board.

Jabil Inc. 2026 Proxy Statement	11

Risk Oversight

The Board’s Role in Risk Oversight

Jabil faces a variety of risks, including various operational, financial and other risks. The nature and effect of these risks vary in many ways, including our ability to anticipate and understand the risk, the types of negative impacts that could result if the risk manifests itself, the likelihood that an undesired event or a particular adverse impact would occur, and our ability to control the risk and reduce potential adverse impacts. While particular actions or activities can avoid or mitigate some risks, some risks are unavoidable as a practical matter. The Board takes the potential adverse impact of a risk into consideration when determining the appropriate amount of resources that should be allocated to avoid or mitigate the risk.

In some cases, a higher degree of risk may be acceptable because of a greater perceived potential for reward.

The Board oversees risk management directly and through its committees. Generally, the Board oversees risks that may affect the business of Jabil as a whole, including operational matters. The Audit Committee is responsible for oversight of Jabil’s accounting and financial reporting processes and also discusses with management Jabil’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs, the Nominating and Corporate Governance Committee oversees certain corporate governance risks, and the Cybersecurity Committee focuses on cybersecurity risk. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by Jabil. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

Business and operational risks are considered by the Board in many ways. The Board receives reports from management at least quarterly identifying and discussing various risks facing the Company and its operating segments and meets with members of the management team to discuss those risks at least quarterly. Our Chief Executive Officer communicates regularly with the Board on such matters. In addition, senior members of the Finance group, the Compliance group and the internal audit department periodically report to the Audit Committee on their evaluation of management’s effectiveness in addressing risks by providing a comprehensive review of certain business and related risks, an assessment and ranking of various identified risk items based on their likelihood and the severity of the consequences, including both financial and non-financial impacts, and plans to manage and mitigate such risks. Senior members of the Finance group, the Compliance group and the internal audit department also consult with third party sources and advisors regarding certain potential risks facing Jabil and incorporate the results of these consultations in their reports. Certain financial risks are identified and discussed during our quarterly and year-end processes. As part of this process, our management team receives input from a broad range of employees, including local and regional facility controllers, regarding financial results, compliance matters, and other matters.

Cybersecurity Risk

The Cybersecurity Committee assists the Board in fulfilling its oversight responsibilities with regard to the Company’s cybersecurity programs and risks, including the cybersecurity practices, procedures and controls management uses to identify, assess and manage the Company’s key cybersecurity programs and risks, to protect the confidential intellectual property, information and data of the Company and its customers and to comply with applicable data protection laws and regulations. At each of its meetings, the Committee receives a report from management on cybersecurity incident management. Our Cyber Committee Chair, Ms. Ansari, received a Certificate in Cybersecurity Oversight from Carnegie Mellon University in 2025.

Jabil Inc. 2026 Proxy Statement	12

Risks in Compensation Practices

Jabil regularly conducts risk assessments of its compensation policies and practices for its employees, including those relating to its executive compensation programs. Our programs contain various mitigating factors designed to discourage our employees, including the named executive officers (the “NEOs”), from taking unreasonable risks in managing the business. These factors include:

•

Annual cash incentives and vesting for performance-based long-term awards using financial measures, which provide lower payments for lower performance and higher pay for higher performance but set maximum payouts at 200% of the target levels for cash incentives and 200% of the target levels for performance-based equity awards.

•

For most cash incentive participants, performance metrics focused primarily on the use of broad-based financial metrics, including a mixture of consolidated and business-specific goals, with no single factor receiving an excessive weighting.

•

A mix of time-based and performance-based equity awards for senior management to avoid having a relatively high percentage of compensation tied to one element. We believe that time-based equity awards should reduce risky behavior because these awards are designed to retain employees and are earned over time.

•	A balance of short-term and long-term compensation.

•	Challenging performance targets aligned with our board-approved strategic and operating plans.

•	Performance measurement periods that encourage long-term, rather than short-term, performance.

•	Minimum stock ownership requirements for our executive officers and directors to align them with the long-term interests of our stockholders.

•	Oversight of compensation programs by multiple functions within Jabil (e.g., Legal, HR, Finance, etc.).

•	Advice from outside advisors who are knowledgeable regarding various compensation policies and practices and their associated risks.

•

A clawback policy that allows us to recover incentive-based compensation paid to executive officers in the event we restate financial statements due to material non-compliance with financial reporting requirements.

•	Inclusion of provisions in our equity award agreements allowing award value to be clawed back in certain circumstances, including upon a substantial violation of our Code of Conduct.

•

A cash severance policy that provides that we will not enter into any new employment agreement, severance agreement, or separation agreement with any executive officer, or establish any new severance plan or policy covering any executive officer, that provides for certain cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus, unless we seek stockholder ratification.

Based upon these assessments, we believe that our compensation policies and practices do not encourage excessive or unreasonable risk taking and are not reasonably likely to have a material adverse effect on Jabil.

Compensation Committee Interlocks and Insider Participation

Jabil’s Compensation Committee is currently composed of Messrs. Raymund and Tyagarajan and its Chair is Ms. Walters. Upon Ms. Walters’ departure from the Board following the Annual Meeting, it is anticipated that Ms. Chandrasekaran will join the Compensation Committee and Mr. Tyagarajan will become Chair. No member of the Compensation Committee is currently or was formerly an officer or an employee of Jabil or its subsidiaries. There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Jabil Inc. 2026 Proxy Statement	13

Related Party Transactions

Related Party Transactions Policy

Our Board of Directors has adopted a written policy governing the approval of related party transactions. “Related Party Transactions” are transactions in which Jabil is a participant, the amount involved exceeds $120,000 and a “Related Party” had, has or will have a direct or indirect material interest. “Related Parties” are Jabil’s directors (including any nominees for election as directors), its executive officers, any stockholder who beneficially owns more than 5% of Jabil’s outstanding common stock, any immediate family member of any of the foregoing persons and any firm, corporation, charitable organization or other entity in which any of the persons listed above is an officer, general partner or principal or in a similar position or in which the person has a beneficial ownership interest of 10% or more. Under the Related Party Transactions Policy, Jabil’s General Counsel (or its Chief Executive Officer if the related party is the General Counsel or an immediate family member of the General Counsel) will review potential Related Party Transactions to determine if they are subject to the Policy. If so, the transaction will be referred to the Audit Committee for approval or ratification. If, however, the General Counsel determines that it is not practical to wait until the next Audit Committee meeting, the Audit Committee Chair shall have the authority to act on behalf of the Audit Committee in approving or ratifying a Related Party Transaction (unless the Audit Committee Chair is a Related Party in the Related Party Transaction). In determining whether to approve a Related Party Transaction, the Audit Committee (or, as applicable, the Audit Committee Chair) will consider, among other things, the benefits of the transaction to Jabil, the potential effect of entering into the transaction on a director’s independence, the availability of other sources for the products or services, the terms of the transaction and the terms available to unrelated third parties generally. Any member of the Audit Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the Related Party Transaction. The Audit Committee has authority to administer the Related Party Transactions Policy and to amend it as appropriate.

To the extent our directors or their immediate family members are affiliated with third party companies, Jabil also evaluates business transactions with those companies. Such transactions are deemed immaterial and not related party transactions to the extent (i) they are made in the ordinary course of business, (ii) they are arms-length, (iii) aggregate sales for the fiscal year to or from the director-affiliated company do not exceed the greater of $1 million or 2% of the affiliated company’s annual revenues and (iv) they do not otherwise result in a material interest for the related party.

Certain Related Party Transactions

In April 2025, director James Siminoff returned to Amazon.com, Inc. (“Amazon”) as Vice President of Product, overseeing the home security business, among other things. During fiscal year 2025, Jabil provided manufacturing services to Amazon’s home security business with related revenues of less than $20 million. These related party transactions were made in the ordinary course of business prior to Mr. Siminoff’s return to Amazon and were not material.

Additionally, one current executive officer has an immediate family member employed by Jabil whose compensation for fiscal year 2025 exceeded $120,000.

•	Bradley McCoy, brother of Frederic McCoy, who is an executive officer of Jabil, is a Business Unit Director whose total compensation for fiscal year 2025 was $296,515.

Jabil Inc. 2026 Proxy Statement	14

Stockholder Engagement

Our investor relations team and senior management consistently engage with current and prospective stockholders to discuss our business model, long-term strategy, and performance objectives. These interactions provide management with valuable insights into investor sentiment on topics such as financial results, capital allocation priorities, and the alignment of compensation with company performance. In fiscal 2025, we met with a large number of current and potential investors, both in person and virtually, through conferences, non-deal roadshows, and individual meetings. Feedback from these engagements is regularly communicated to the Board of Directors, reinforcing our commitment to maintaining an open, transparent dialogue and ensuring that stockholder perspectives inform our strategic and governance practices.

Corporate Governance Guidelines

The full text of the Corporate Governance Guidelines can be found in the Investors — Governance section of Jabil’s website (www.jabil.com) under Governance Documents. The Corporate Governance Guidelines reflect the principles by which Jabil and its Board of Directors operate. The Nominating and Corporate Governance Committee interprets the Corporate Governance Guidelines and determines whether actions taken comply with the Guidelines.

Code of Conduct

Jabil has adopted a worldwide Code of Conduct, applicable to all directors, officers and employees, including our Chief Executive Officer and our Chief Financial Officer. The Code of Conduct meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, as well as the requirements of a “code of business conduct and ethics” under the NYSE listing standards. The Code of Conduct covers topics including, but not limited to, conflicts of interest and confidentiality of information. A copy of the Code of Conduct can be found in the Investors — Governance section of Jabil’s website (www.jabil.com) under Governance Documents. We intend to post amendments to, or waivers of the provisions of, the Code of Conduct, if any, made with respect to either our CEO or CFO on our website within four business days following the amendment or waiver.

How to Communicate with our Board

Stockholders and other interested parties may contact the Board about corporate governance or matters related to the Board. Communications about these topics will be received and processed by Jabil’s Corporate Secretary before being forwarded to the Board, a committee of the Board, or a director, as designated in any accompanying message.

Communications directed to any director, or any group of directors, must be in writing and mailed to:

Jabil Inc.

Office of the Corporate Secretary

10800 Roosevelt Boulevard North

St. Petersburg, Florida 33716

Jabil Inc. 2026 Proxy Statement	15

PROPOSAL NO. 1

Election of Directors

Nominees

Seven directors are to be elected at the Annual Meeting. Jabil’s Board of Directors has authorized the nomination of all director candidates named below. As announced in October 2025, each of Messrs. Mondello and Siminoff and Ms. Walters is not standing for re-election at the Annual Meeting. The size of the Board will be reduced automatically to seven members effective as of the election of directors at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Jabil’s seven nominees, all of whom are presently directors of Jabil. Ms. Chandrasekaran was appointed to the Board of Directors in April 2025. All other nominees were last elected by our stockholders at the Annual Meeting of Stockholders held in January 2025. If any nominee of Jabil is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Jabil is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until a successor has been elected and qualified, or until his or her earlier death, resignation or removal. There are no family relationships among any of the directors and executive officers of Jabil.

There are no arrangements or understandings between any of the persons nominated to be a director and any other persons pursuant to which any of such nominees was selected. A majority of the director nominees are “independent” as defined in the applicable listing standards of the NYSE.

Anousheh Ansari Director Since: 2016 Age: 59

Career Highlights

•

CEO (2018 - present), Director and Audit Committee Member (2001-Present) of XPRIZE Foundation, a 501(c)(3) nonprofit that designs and implements competition models to solve world challenges, including climate and sustainability issues

•

CEO and Chairman (2006-2018) of Prodea Systems, a privately held company she founded that provides services and applications for in-home smart devices, networked appliances and mobile lifestyle devices

Skills and Qualifications

•

More than two decades of hands-on experience in advanced technology systems, IoT architecture, and emerging technologies

•

Proven record as a founder and chief executive leading high-growth technology organizations

Other Boards

•

Served as a director of XOS, Inc., a leading fleet electrification solutions provider committed to the decarbonization of commercial transportation, from 2021 until 2023, where she served as a member of the Compensation and Nominating and Corporate Governance Committees

Education

•

B.S. in Electronics and Computer Engineering from George Mason University

•

Master’s Degree in Electrical Engineering from George Washington University

Jabil Inc. 2026 Proxy Statement	16

Sujatha Chandrasekaran Director Since: 2025 Age: 58

Career Highlights

•

Senior Executive Vice President and Chief Digital and Information Officer (2019- 2022) of CommonSpirit Health, one of the largest nonprofit health systems in the U.S.

•

Global Chief Digital and Information Officer (2016-2019) of Kimberly Clark Corporation, a global personal care leader

•

Senior Vice President, Global Chief Technology and Data Officer (2011-2016) of Walmart Inc.

•

Senior Vice President, Global Chief Information and E-Commerce Officer (2009-2011) of Timberland Company

•

Vice President and Regional Chief Technology Officer (2007-2009), PepsiCo Inc.

•

Held multiple technology and leadership roles (1997-2007) at Nestlé S.A., including Senior Director and CIO

Skills and Qualifications

•

More than 30 years of experience in executive management positions at global companies, with a strong focus on technology and data, strategic transformation, digital business models, operations, cybersecurity and e-commerce.

•

Proven track record designing and optimizing “first-to-last mile” supply chains and customer experiences in B2B, B2C and B2B2C environments through advanced technology, analytics and AI solutions

•

Offers global perspective through senior roles in the United States, Europe and Asia

•

Extensive board-level expertise in enterprise and cyber risk, data protection and regulatory oversight and governance

Other Boards

•

Serves on the board of Atos SE, a global leader in digital transformation, since 2024, where she serves as Chair of the Renumeration Committee and a member of the Audit Committee

•

Serves on the board of American Eagle Outfitters Inc., a leading global specialty retailer, since 2018, where she serves on the Audit, Compensation and Nominating, Governance and Corporate Social Responsibility Committees

•

Serves on the Supervisory Board of Brenntag SE, a global market leader in chemicals and ingredients distribution, since 2023, where she serves on the Audit and Compliance Committee

•

Previously served as a director of Cardinal Health from 2022 to 2024, Barry Callebaut AG from 2018 to 2020 and Blume Global Technologies from 2019 to 2023

Education

•

Bachelor of Engineering from University of Madras

•

Master’s Degree in Business Systems from Monash University

•

Executive Development Education Certificate from London Business School

Jabil Inc. 2026 Proxy Statement	17

Michael Dastoor Director Since: 2024 Age: 60

Career Highlights

•

Chief Executive Officer (May 2024-present) of Jabil Inc.

•

Chief Financial Officer of Jabil Inc. (2018-2024) of Jabil Inc.

•

Served in various other senior positions since joining Jabil in 2000, including Senior Vice President, Controller

•

Prior to joining Jabil, Mr. Dastoor worked for seven years as Regional Controller at Inchape plc

Skills and Qualifications

•

Broad institutional knowledge of Jabil and the industries in which it operates as Jabil’s Chief Executive Officer

•

Over 35 years of global experience as a financial leader for the engineering services, electronics manufacturing and automotive industries

•

Chartered accountant through the Institute of Chartered Accountants in England and Wales, where he spent six years in auditing covering the United Kingdom and Europe

Other Boards

•

Serves on the board of Columbus McKinnon, a leading worldwide designer, manufacturer and marketer of intelligent motion solutions for material handling, since 2021, where he serves on the Audit Committee (previously Chair) and previously served on the Human Capital, Compensation and Succession Committee from 2022 until 2023

Education

•

Degree in Finance and Accounting from University of Mumbai (formerly the University of Bombay)

Christopher S. Holland Director Since: 2018 Age: 59

Career Highlights

•

Senior Vice President and Chief Financial Officer (2012-2017) of C.R. Bard, Inc., a multinational developer, manufacturer and marketer of medical technologies and products, until its acquisition by Becton, Dickinson and Company

•

Senior Vice President, Finance and Treasurer (2006-2012) and Vice President and Treasurer (2003-2006) of Aramark Corporation, a global provider of food, facilities and uniform services

•

Spent more than a decade at J.P. Morgan (1999-2003), serving in increasingly senior roles, including as Vice President and head of the medical-device sector in investment banking

Skills and Qualifications

•

Over 25 years of combined professional experience as a finance executive and investment banker

•

Deep financial and accounting expertise as an “audit committee financial expert” as determined by the Board

•

Extensive financial and operational experience in the services, healthcare and manufacturing sectors through his role as Chief Financial Officer of a publicly traded medical technologies company

Other Boards

•

Serves on the board of STERIS PLC, a leading global provider of products and services that support patient care with an emphasis on infection prevention, since 2020, where he serves as a member of the Audit Committee and as Chair of the Compensation and Organizational Development Committees

Education

•

B.A. in Economics and Political Science from Drew University

•

M.B.A. in Finance from New York University - Leonard N. Stern School of Business

Jabil Inc. 2026 Proxy Statement	18

John C. Plant Director Since: 2016 Age: 72

Career Highlights

•

Executive Chairman (2017-Present), Chief Executive Officer (2019-Present) of Howmet Aerospace Inc. (formerly Arconic Inc.), a leading global supplier of engineered metal products for the aerospace, commercial transportation, defense, industrial and energy markets

•

Prior to joining Howmet, Mr. Plant spent more than three decades in the automotive industry, culminating in his tenure as Chairman, President and Chief Executive Officer of TRW Automotive Holdings Corp. from 2003 (Chairman since 2011) until its acquisition by ZF Friedrichshafen AG in 2015

Skills and Qualifications

•

More than 30 years of executive experience directing manufacturing and engineered solutions at global industrial companies, including execution of long-term strategic plans

•

Significant financial expertise and “audit committee financial expert” and a Fellow of the Institute of Chartered Accountants

•

Proven ability to navigate companies through economic downturns and industry disruptions while also driving successful expansion into new markets

•

Deep expertise navigating strategic transactions through various roles, acquisitions, disposed and portfolio transformation including leading the separation of Arconic Inc. into two independent, publicly traded companies – Howmet Aerospace Inc. and Arconic Corporation

•

Deep proficiency in capital allocation, budgeting, and enterprise-wide risk assessment, coupled with a successful record of identifying and capturing growth opportunities

Other Boards

•

Serves on the board of MASCO Corporation, a global leader in the design, manufacture and distribution of branded home improvement and building products, since 2012, where he serves as a member of the Audit Committee

•

Served on the board of TRW Automotive Holdings Corp. (2003-2015), where he served as Chair (2011-2015)

Education

•

B.A. Commerce in Economics, Accounting & Law from University of Birmingham

•

Fellow of the Institute of Chartered Accountants

Jabil Inc. 2026 Proxy Statement	19

Steven A. Raymund Director Since: 1996 Age: 70

Career Highlights

•

Chairman of the Board (2001-2017), Chief Executive Officer (1986-2006) and Chief Operating Officer (1984-1986) of Tech Data Corporation, a distributor of information technology products

Skills and Qualifications

•

Brings extensive senior executive experience as a prior CEO of a Fortune 500 company in the global distribution business

•

Significant supply chain, business development and strategic planning expertise

•

Extensive experience overseeing a global workforce

•

Significant financial and accounting expertise as an “audit committee financial expert” as determined by the Board

Other Boards

•

Serves on the board of WESCO International, Inc., a leading provider of business-to-business distribution, logistics services and supply chain solutions, since 2006, as a member of the Compensation and Nominating and Governance Committees

Education

•

B.S. in Economics from the University of Oregon

•

Master’s Degree from Georgetown University, School of Foreign Services

N.V. “Tiger” Tyagarajan Director Since: January 2024 Age: 64

Career Highlights

•

President and Chief Executive Officer (2011-2024) and Director (2011-2024) of Genpact Limited, a global professional services firm

•

Serves as senior advisor to Genpact, BCG, Brighton Park Capital, AVALT and several private equity and venture capital firms

•

Served in various other senior executive roles at Genpact, including Chief Operating Officer (2009-2011), Executive Vice President and Head of Sales, Marketing and Business Development (2005-2009)

•

Prior to Genpact, held various senior positions at Unilever, Citibank, and GE spanning sales, global technology and operations, risk management, and business leadership

Skills and Qualifications

•

During his time as President and Chief Executive Officer of Genpact, played a pivotal role in pioneering a new global business model and built and transformed a division of General Electric (GE Capital International Services) into Genpact, NYSE:G now a $ 5.2 B revenue company with 140,000 people globally

•

Extensive experience driving strategies for leveraging GenAI and other cloud technologies as well as data and analytics in large global corporations enterprises across NA, EU and APAC

•

Intimate understanding of global business

Other Boards

•

Serves as a director of Kantar, a privately-held leading technology and digital services firm based in Paris serving the Eu and LATAM markets, since April 2025Serves on the advisory board of HealthEdge a PE backed US Healthcare technology company since Sept 2025

Education

•

Degree in Mechanical Engineering from the Indian Institute of Technology, Mumbai

•

M.B.A. from Indian Institute of Management, Ahmedabad

The Board recommends a vote “FOR” each of the Director nominees.

Jabil Inc. 2026 Proxy Statement	20

Non-Management Director Compensation

The Board has determined that compensation for non-management directors should be comprised of a mix of cash and equity. We annually compare our director compensation to the compensation paid by the peer group described below in “NEO Total Direct Compensation Mix - Competitive Benchmarking.” Based on this comparison, our fiscal year 2025 director compensation was at the 44th percentile in the aggregate of the comparator group.

The Nominating and Corporate Governance Committee, on the recommendation of the Company’s compensation consultant, eliminated committee member fees beginning in January 2025. In lieu of committee member fees, each directors’ annual board retainer increased from $85,000 to $110,000. Committee chair fees remained the same.

Fiscal Year 2025 Compensation

For fiscal year 2025, the annual retainers shown in the chart below were established for Jabil’s non-management directors.

Position	Retainer ($)
	1st Quarter	2nd – 4th Quarter

Board membership fee (non-management directors only)	85,000	110,000

Non-Executive Chairman/Lead Director	45,000	45,000

Audit Committee – Chair	45,000	45,000

Audit Committee – other members	15,000	-

Compensation Committee – Chair	40,000	40,000

Compensation Committee – other members	15,000	-

Nominating and Corporate Governance Committee – Chair	30,000	30,000

Nominating and Corporate Governance Committee – other members	10,000	-

Cybersecurity Committee – Chair	30,000	30,000

Cybersecurity Committee – other members	10,000	-

Directors do not receive Board or Committee meeting fees but are reimbursed for expenses incurred in attending Board and committee meetings. In addition to the cash compensation described above, non-management directors annually receive an equity award under the 2021 Equity Incentive Plan (the “Equity Incentive Plan”). For fiscal year 2025, the non-management directors received time-based restricted stock units (“RSUs”) valued at $215,000, or 1,300 RSUs (except for Ms. Chandrasekaran) based on Jabil’s closing price on the date of grant rounded to the nearest 100 shares. Ms. Chandrasekaran was appointed to the Board in April 2025 and received a pro rata grant of time-based RSUs valued at $164,932, or 700 RSUs based on Jabil’s closing price on the date of grant rounded to the nearest 100 shares. The RSUs vest on January 23, 2026. The following table summarizes the compensation of our non-management directors for fiscal year 2025. Each of Messrs. Dastoor and Mondello was a named executive officer for fiscal year 2025 and did not receive any additional compensation for his service as a director during fiscal year 2025. Information regarding their compensation for fiscal year 2025 is presented below in the “Summary Compensation Table” and the related explanatory tables.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Steven A. Raymund	182,500	222,612	512	405,624

Anousheh Ansari	136,250	222,612	512	359,374

Sujatha Chandrasekaran(3)	48,833	155,561	0	204,394

Christopher S. Holland	151,250	222,612	512	374,374

John C. Plant	107,500	222,612	512	330,624

James Siminoff	110,000	222,612	416	333,028

David M. Stout(4)	37,500	0	512	38,012

N.V. “Tiger” Tyagarajan	110,000	222,612	416	333,028

Kathleen A. Walters	143,750	222,612	512	366,874

Jabil Inc. 2026 Proxy Statement	21

(1)

Amounts shown under the Stock Awards column reflect the aggregate grant date fair value of the award pursuant to Accounting Standards Codification, Topic 718 (ASC 718). For each director except Mr. Stout and Ms. Chandrasekaran, this amount was determined by multiplying the total number of RSUs awarded (1,300) by the closing stock price on the grant date, January 23, 2025 ($171.24). Mr. Stout did not receive an award because he did not stand for re-election. For Ms. Chandrasekaran, who was appointed to the Board of Jabil in April 2025, the amount was determined by multiplying the number of RSUs awarded (700) by the closing stock price on the grant date, July 17, 2025 ($222.23).For each director this amount is the aggregate amount of expense that has been or will be recognized by us for financial statement reporting purposes in accordance with ASC 718 over the requisite service period of the award granted. As of August 31, 2025, Messrs. Raymund, Holland, Plant, Siminoff and Tyagarajan, and Mmes. Ansari and Walters each held 1,300 unvested RSUs, while Ms. Chandrasekaran held 700 unvested RSUs. FY26 Stock Awards are anticipated to be granted in January 2026.

(2)

Cumulative dividend equivalents paid to non-management directors upon the vesting of restricted stock units on October 19, 2024 except for Messrs. Siminoff and Tyagarajan whose cumulative dividend equivalents were paid upon the vesting of restricted stock units on January 25, 2025.

(3)	Ms. Chandrasekaran was appointed to the board in April 2025 and therefore received pro rated compensation and equity grant.

(4)	Mr. Stout retired and did not stand for re-election at the Company’s 2025 annual general meeting on January 23, 2025.

Jabil Inc. 2026 Proxy Statement	22

AUDIT COMMITTEE MATTERS

The Audit Committee of the Board serves to assist the Board in fulfilling the oversight responsibilities it has with respect to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditor, and the performance of the Company’s independent auditor and the Company’s internal audit function.

The Audit Committee is composed solely of independent directors, as defined in the listing standards of the NYSE, as well as other statutory, regulatory and other requirements applicable to Jabil.

The Audit Committee operates under a written charter adopted by the Board, a copy of which is available in the Investor Relations section of Jabil’s website (www.jabil.com). The Audit Committee annually reviews and assesses the adequacy of its charter in order to help ensure timely compliance with statutory, regulatory, listing and other requirements applicable to Jabil.

Jabil’s management has primary responsibility for the preparation, presentation and integrity of Jabil’s financial statements and its financial reporting process, including internal control over financial reporting. Jabil’s independent registered public accounting firm is responsible for expressing an opinion on the effectiveness of Jabil’s internal control over financial reporting and conformity of Jabil’s financial statements with United States generally accepted accounting principles. The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm.

The Audit Committee has the authority and responsibility to select, evaluate and, when appropriate, replace the independent registered public accounting firm. The Audit Committee also has periodic discussions with management and the independent registered public accounting firm with regard to the quality and adequacy of Jabil’s internal controls. Management’s and the independent registered public accounting firm’s presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impacts.

AUDIT COMMITTEE REPORT

For fiscal year 2025, Ernst & Young LLP (“EY”) has acted as Jabil’s independent registered public accounting firm. In this context, the Audit Committee reports as follows:

(1)   The Audit Committee has reviewed and discussed the audited financial statements with Jabil’s management and EY.

(2)   The Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

(3)   The Audit Committee has received and reviewed the written disclosures and the letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with EY its independence from Jabil.

(4)   Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to Jabil’s Board, and the Board has approved, that the audited financial statements be included in Jabil’s Annual Report on Form 10-K for the fiscal year ended August 31, 2025, for filing with the SEC.

(5)   The Audit Committee has appointed EY as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2026.

Submitted by the Audit Committee of the Board of Directors:

The information contained in the above Audit Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.

Jabil Inc. 2026 Proxy Statement	23

Accounting Fees and Services

The following table presents fees for professional audit services rendered by EY for the audit of Jabil’s annual financial statements for the fiscal years ended August 31, 2025 and August 31, 2024, and fees billed for other services rendered by EY during those periods.

	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)

Audit Fees (1)	12,848,000	12,948,000

Audit-Related Fees (2)	253,000	625,000

Tax Fees (3)	1,730,000	1,360,000

All Other Fees (4)	7,000	7,000

Total	14,838,000	14,940,000

(1)

Audit fees relate to professional services rendered in connection with the audit of Jabil’s annual financial statements and internal control over financial reporting, quarterly review of financial statements, and audit services provided in connection with other statutory and regulatory filings. In addition, audit fees include fees for services rendered in connection with the Company’s adoption of new accounting and tax standards.

(2)	Audit-related fees relate to professional services that are reasonably connected to the performance of the audit or review of Jabil’s financial statements.

(3)	Tax fees relate to professional services rendered in connection with tax compliance and preparation relating to tax returns and tax audits, as well as for tax consulting and planning services.

(4)	Subscription fees for a cloud-based accounting research tool provided by EY.

Policy on Audit Committee Pre-Approval of Audit, Audit-Related and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. During fiscal year 2025, all services were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL NO. 2

Ratification of Appointment of

Independent Registered Public Accounting Firm

In October 2025, the Audit Committee approved the selection of Ernst & Young LLP (“EY”) to serve as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2026. EY has served as Jabil’s independent registered public accounting firm since 2010. The Audit Committee reviews the performance of the independent registered public accounting firm annually.

Representatives of EY are expected to be present during the Annual Meeting, will have the opportunity to make a statement and will be available to respond to questions.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the appointment of EY to serve as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2026, is hereby APPROVED.”

The Board recommends a vote “FOR” this proposal.

Although stockholder approval is not required, we are submitting this proposal as a matter of good governance. If the stockholders do not ratify the selection of EY, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

Jabil Inc. 2026 Proxy Statement	24

COMPENSATION MATTERS

Compensation Discussion and Analysis

This CD&A discusses the compensation for the fiscal year ended August 31, 2025, of the NEOs listed in the Summary Compensation Table on page 40 of this Proxy Statement. The NEOs are:

NEO	Title

Michael Dastoor	Chief Executive Officer

Greg Hebard	Chief Financial Officer

Mark Mondello	Executive Chairman of the Board

Steven Borges	Executive Vice President, Global Business Units

Andrew Priestley	Executive Vice President, Global Business Units

Executive Summary

Jabil’s 2025 fiscal year began September 1, 2024 and ended August 31, 2025. Despite a dynamic global operating environment, Jabil once again demonstrated resilience throughout fiscal year 2025. Some end markets experienced pressure, particularly in automotive and renewables, while strong AI related data center infrastructure demand supported continued momentum across the business. The Company remained disciplined in managing its portfolio, aligning resources with areas that best position Jabil for sustainable growth. Fiscal 2025 underscored the strength of Jabil’s balanced business model, the benefits of diversification, and the consistency of our execution across varied market conditions.

Jabil’s compensation program is intended to be competitive with the market practices of its peer group and other competitors for talent. It reflects our pay for performance philosophy by placing a significant majority of our NEO compensation “at risk” in the form of variable pay elements tied to financial performance goals and to Jabil’s stock price. Each fiscal year, the Compensation Committee views all of the compensation elements together, including historical achievement levels, to balance both long-term and short-term objectives and to motivate each NEO to attain those objectives. We typically rely heavily on equity-based awards to accomplish this balance, as we believe such awards create a strong alignment with the achievement of stockholder value over the long term.

In fiscal year 2025, we established threshold and target levels of corporate core operating income, corporate core operating income margin and corporate free cash flow that applied to annual cash incentives and established certain earnings per share growth targets over a three-year performance period required for performance-based equity awards to vest. We also granted equity awards that vest based on total stockholder return relative to the S&P Composite1500 Technology Hardware and Equipment Index for a three-year performance period. The Compensation Committee believes these performance measures correlate highly to long-term shareholder value creation.

The Compensation Committee set performance goals that we believed were challenging, yet attainable, to achieve target performance, and set difficult performance goals to achieve maximum performance, under both our short-term and long-term incentive programs.

Jabil Inc. 2026 Proxy Statement	25

Executive Compensation Practices

In connection with designing our executive compensation program, we monitor the evolution of compensation best practices. Some of the most important practices incorporated into our program include the following:

Jabil Inc. 2026 Proxy Statement	26

Executive Compensation Guiding Principles, Philosophy & Rationale

The Compensation Committee believes that executive compensation opportunities should align with and enhance long-term stockholder value. We believe that this core philosophy is embedded in all aspects of our executive compensation program and is reflected in an important set of guiding principles, described below. The Compensation Committee reviews the compensation philosophy annually. We believe that the application of these principles enables us to create a meaningful link between compensation outcomes and long-term, sustainable growth for our stockholders.

Guiding Principles	Elements of Compensation	Philosophy and Rationale

Pay for Performance	A substantial majority of pay is variable, contingent and directly linked to Company financial and stock price performance.

An effective way to reach our short- and long-term financial and strategic objectives is to make a majority of an executive’s overall target compensation dependent on the achievement of such objectives and stock price performance.

•

We believe the portion of an executive’s total compensation that varies with performance and the particular financial and operational incentive metrics should be a function of the executive’s responsibilities and ability to drive and influence results.

•

As an executive’s responsibility and influence increase, so should the level of performance-based, at-risk compensation relative to the executive’s base salary.

The program should be competitive and fair with regard to all aspects of how executives are treated and represent a joint commitment on the part of the Executive and Company.

Compensation paid should reflect the Board’s fair assessment of performance and be subject to recoupment in the event such amounts were paid in error or fraud.

Compensation paid should consider the quality of individual contributions to the success of the organization.

The program should be transparent and simple to communicate, both internally and externally.

Alignment with Stockholders’ Interests	We believe that the financial interests of executives are aligned with the long-term interests of our stockholders through stock-based compensation and performance metrics that we believe correlate with long-term stockholder value.

We seek to provide an appropriate link between compensation and the creation of long-term stockholder value. We believe executives’ interests are more directly aligned with the interests of our stockholders when the compensation program:

•

emphasizes long-term financial performance, business objectives and the strategic focus of our businesses;

•

is significantly impacted by the value of our stock; and

•

results in a continuing significant ownership of our stock.

Stock ownership guidelines seek to ensure alignment with our stockholder’s interests by balancing the achievement of annual financial and operational goals with a strong focus on creating long-term stockholder value.

Long-term focus	We use metrics in both our short-term and long-term incentive program that we believe are aligned with our long-term strategic goals.	For our most senior executives, long-term stock-based compensation opportunities will significantly outweigh short-term cash-based opportunities. Annual objectives should complement sustainable long-term performance. Incentive plan goal-setting should be linked to Board-approved long-term strategic plans.

Jabil Inc. 2026 Proxy Statement	27

Competitiveness	Total compensation should be sufficient to attract, retain and incentivize the leadership team. Each element should be benchmarked relative to peers and the broader marketplace for executive talent.

To attract highly qualified executives, motivate executives to perform at their highest levels and retain executives with the leadership abilities and skills necessary to drive and build long-term stockholder value, compensation must be competitive and reflect the value of each executive’s position in the market and within Jabil.

•

Compensation opportunities should be established based on the marketplace in which we compete for talent, with consideration given to skills and geography.

•

To help ensure our compensation is appropriately competitive, target direct compensation should generally align with market median practices.

While target total compensation should be competitive, performance that exceeds target should be appropriately rewarded.

Individual pay opportunities may fall above or below target opportunities based upon individual performance, experience and retention risk.

Balance	The elements of compensation are balanced to motivate each NEO to achieve both long-term and short-term objectives. We rely more heavily on equity-based awards, as we believe this element has the strongest alignment to the achievement of stockholder value over the long term.

Elements of compensation should be balanced and reflect a performance-based orientation focused on the achievement of short-term milestones in support of long-term stockholder value creation.

Our compensation program is designed to be challenging but fair. Executives should have the opportunity to earn market competitive pay for delivering expected results. As results exceed expectations (both internal and external), pay levels may increase above market median levels. If performance falls below expected levels, actual pay may fall below market median levels.

We believe our approach to compensation should discourage adverse or excessive risk taking.

All aspects of the program should be consistent with sound corporate governance.

Jabil Inc. 2026 Proxy Statement	28

Elements of the Executive Compensation Program

The Compensation Committee believes that the elements of the executive compensation program further our guiding principles. The following table summarizes the major elements of Jabil’s executive compensation program and the purposes and values in using these elements:

Element	Purposes and Values

Salaries

•  Provide a minimum fixed amount of compensation.

•  Reflect an officer’s experience, scope of responsibility, impact upon the organization and role in developing and implementing overall business strategy.

•  Recognize individual performance.

•  Reviewed annually and compared with salaries of comparable executives within the Company and in the peer group and compensation surveys.

Short-term Incentives

•  Communicate strategic priorities and identify key financial and business objectives.

•  Motivate achievement of short-term objectives, as well as long-term objectives by using largely consistent metrics year over year.

•  100% at-risk, with financial thresholds that must be achieved to receive any payout.

•  Target bonus opportunities (as a percentage of salary) are compared with those of comparable executives within the Company and in the peer group and compensation surveys.

•  Result in achievement that is variable, measured against a mix of multiple defined targets, with payouts ranging from 0% (below threshold performance) to a maximum of 200% of target payout.

•  Align chosen financial and other measures to an individual’s scope of influence.

Long-term Incentives

•  Motivate attainment of long-term financial goals and incentivize managerial action intended to increase long-term stock price appreciation and total stockholder return.

•  Align executive’s interests with those of our stockholders, particularly when combined with our executive stock ownership requirements.

•  Provide that a substantial percentage of compensation is at-risk with metrics tied to financial performance.

•  Promote retention with vesting schedules that span several years.

•  The grant-date value of long-term incentives is influenced by market data of comparable executives in the peer group and compensation surveys.

Jabil Inc. 2026 Proxy Statement	29

NEO Total Direct Compensation Mix

The following chart illustrates the fiscal year 2025 target compensation for the NEOs by element of compensation as a percentage of the NEOs’ target total direct compensation (that is, salary plus the target value of the short-term cash and long-term incentives).

This chart assists in demonstrating our compensation philosophy that a significant majority of each NEO’s compensation be at-risk, tied to performance (both short-term and long-term) and mostly composed of equity. It reflects the mix of salary, cash and equity-based incentives at the target levels for fiscal year 2025. “Annual Salary” is the annual salary earned for each NEO for fiscal year 2025 and “Target Cash Annual Incentive” means the target award opportunity under the annual incentive program for fiscal year 2025. The amounts shown for “Performance- Based Equity,” and “Time-Based Equity” reflect the grant date fair values at target for fiscal year 2025.

For each of the NEOs above, the performance-based equity and the target cash annual incentive are variable, “at-risk” elements of compensation and the time-based equity is a variable element of compensation. The charts below indicate the average percentage of variable and/or at-risk compensation for both CEOs who served during fiscal year 2025 and our NEOs.

Jabil Inc. 2026 Proxy Statement	30

The Executive Compensation Process

Jabil’s executive compensation program is administered and overseen by the Compensation Committee with assistance from management and a compensation consultant selected and retained by the Compensation Committee. Generally, compensation amounts, metrics and vesting criteria are determined by analyzing, among other things, compensation data and pay practices from Jabil’s peer group and broader compensation survey information, financial and strategic goals, and historical compensation data. In addition, the Compensation Committee considers legal, accounting and tax advice and reviews ratings information from proxy advisory services. Typically, annual salaries, cash short-term incentive payout targets, metrics, goals and weightings, and long-term incentive awards and performance goals for each fiscal year are set and awarded following the end of the previous fiscal year when data regarding the previous fiscal year’s performance is available. If a NEO’s role changes or an officer is promoted, compensation elements may be adjusted later in the fiscal year.

Role of Compensation Committee

The Compensation Committee sets policies and gives direction to management on all material aspects of the executive compensation program. The Compensation Committee Charter, posted on our website at www.jabil.com, in the Investors-Governance section, sets forth the Compensation Committee’s responsibilities. The Compensation Committee makes compensation decisions for the NEOs for each of the compensation elements, establishes the short- and long-term financial metrics, weighting and targets and grants long-term incentive awards. In making these decisions, the Compensation Committee reviews: (i) the Chief Executive Officer’s recommended amounts for each element of pay, and recommended performance metrics and targets for our incentive compensation programs; (ii) data and advice provided by the compensation consultant, including peer group and compensation survey data; (iii) the compensation history of each executive; (iv) the financial performance of Jabil’s operating divisions; and/or (v) guidelines established by institutional investors and proxy advisory firms. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

Role of Management

Our Chief Executive Officer makes recommendations to the Compensation Committee regarding base salary levels, target annual incentive award levels and long-term incentives for the other executive officers. These recommendations are based upon his assessment of individual performance, contribution, time in position and the market competitiveness of each individual’s total compensation. The Chief Executive Officer, in conjunction with other members of senior management (the Company’s Chief Financial Officer and Senior Vice President, Human Resources), makes recommendations regarding the design of the Company’s compensation programs including performance measures, weightings and long-term incentive structure. This collective recommendation is based upon: (i) an annual performance review process, including assessment of the achievement of established financial and strategic business objectives and other accomplishments; (ii) Jabil’s annual operating and strategic plans, targeted earnings and overall and group financial performance; (iii) market data for relevant companies, which includes peer group data and broader compensation survey data; and (iv) guidelines established by institutional investors and proxy advisory firms.

Role of Compensation Consultant

The Compensation Committee has the sole authority to hire and to dismiss its compensation consultant. Reports and advice from the consultant may be requested by the Compensation Committee and are shared with the Board and management at the Compensation Committee’s discretion. During fiscal year 2025, the independent compensation consultant to the Compensation Committee was Pay Governance. The services performed by the compensation consultant included attending Compensation Committee meetings, reviewing and advising on the peer group selection, advising on design and implementation of incentive and equity plans, advising on prevailing equity grant practices, providing data regarding prevalent compensation practices and levels of pay, advising on the design of the director compensation program and providing data on prevailing practices and levels of pay for directors, reviewing and commenting on the compensation philosophy, and providing updates on regulatory and

Jabil Inc. 2026 Proxy Statement	31

legislative changes impacting executive compensation. The compensation consultant has access to management and interacts with management to gather compensation and performance information regarding Jabil, and to discuss potential compensation program designs. The Compensation Committee considers Pay Governance to be independent because Pay Governance did not perform services for Jabil’s management unrelated to services performed for the Compensation Committee. In fiscal year 2025, the Compensation Committee reviewed and analyzed a number of factors, including those specified by SEC rules, and concluded that Pay Governance was independent and there was no conflict of interest raised as a result of any work performed by Pay Governance, directly or indirectly, for the Compensation Committee during fiscal year 2025.

Competitive Benchmarking

The Compensation Committee annually reviews compensation data and pay practices from both Jabil’s peer group and broader compensation survey data as part of its decision-making process. While the Compensation Committee reviews compensation data with a view to confirming that a given executive’s compensation is competitive, it retains discretion in setting an executive’s compensation. As a result, compensation for an executive may differ materially from the peer group or survey data and is influenced by factors including past performance, experience, position, tenure, individual and organizational factors, retention needs and other factors. The Compensation Committee has adopted a target total cash compensation philosophy of setting opportunities such that NEO target total cash compensation (including annual salary and targeted short-term cash incentive payout) approximates the market median of the companies in the peer group and survey data if target performance is achieved. The Compensation Committee does not consider actual performance of the peer group companies when setting NEO compensation. Rather, it compares NEO total cash compensation payout opportunities at the target performance level to the target payout opportunities of comparable NEO positions at peer group companies. However, actual total cash compensation may range from below-the-market 25th percentile at the low end to at or above-the-market 75th percentile at the high end depending on the actual level of financial performance achieved relative to pre-established goals. Long-term incentive awards granted to executives consider market data, financial performance, individual performance and potential and aggregate share usage. The Compensation Committee also considers benchmarking information regarding competitive levels of total direct compensation (the sum of target total cash and long-term incentives) to provide context for its decisions on long-term incentive awards.

The Compensation Committee periodically evaluates and selects companies to include in the peer group it uses to assess the competitiveness of the NEO compensation program. With guidance from the compensation consultant and input and discussion with management, the Compensation Committee considers whether the mix of companies in the peer group produces valid information for assessing the market value of our executive positions. We intend that the peer group cumulatively has the following attributes: business operations in the industries and end markets in which we participate; global operations; similar annual revenue or market capitalization; complexity of scope; or competitive with Jabil for executive talent. The Compensation Committee reviewed the current peer group and determined that it was appropriate in fiscal year 2025. The peer group used to set fiscal year 2025 NEO target compensation consists of the companies set forth below. No changes were made in the peer group for fiscal year 2025.

Peer Group
Applied Materials, Inc. Arrow Electronics, Inc. Avnet, Inc. Celestica, Inc. Danaher Corporation	Emerson Electric Company FLEX Ltd. QUALCOMM, Inc. Sanmina Corporation	Seagate Technology PLC TD SYNNEX Corporation TE Connectivity Ltd. Texas Instruments, Inc. Western Digital Corp.

When fiscal year 2025 NEO target compensation was set, Jabil’s revenue for the most recently completed fiscal year available approximated the 80th percentile of the peer group.

Jabil Inc. 2026 Proxy Statement	32

Setting of Salaries and Annual Cash Incentive Compensation

The Compensation Committee typically makes its decisions related to salaries and annual cash incentive targets at the start of each fiscal year. This timing allows the Compensation Committee to take into account Jabil’s financial results in the prior fiscal year and the plans and expectations for the current fiscal year when establishing such salaries and targets. If a NEO’s role changes or an officer is promoted, compensation elements may be adjusted later in the fiscal year.

Long-Term Incentive Compensation Award Practices

Long-term incentive awards are typically granted to our executives at the start of each fiscal year following the completion and release of financial results for the preceding fiscal year, so that relevant information is available to the Compensation Committee and the market price of our common stock reflects this information. The dates for the meetings at which such grants are made are set well in advance of such meetings. The Compensation Committee may also make grants of long-term incentive awards at other times during the year due to special circumstances, which include a change in an officer role, the hiring or promotion of an officer, an acquisition or to align compensation with new strategic goals. We do not seek to time long-term incentive awards to take advantage of information, either positive or negative, about Jabil which has not been publicly disclosed.

In deciding the type and value of equity compensation to grant, the Compensation Committee typically takes into account a variety of considerations, such as Jabil’s financial performance, the need to retain experienced and talented employees to execute the strategies of the business, the accounting and tax impacts of the grant, the dilutive effect to the stockholders, the incentive opportunity Jabil desires to provide to the NEOs, the executive’s role and responsibilities, individual performance, internal equity and the historical level of actual compensation realized as compared to the value targeted. Additionally, the Compensation Committee utilizes peer group and compensation survey data to provide context for its determinations of these grants.

A majority of equity incentive awards granted to our NEOs are performance-based, with vesting conditioned on Jabil’s EPS or the Relative TSR metric, each measured over a three-year performance period. These metrics are described in detail under “NEO Long-Term Incentives”.

Time-based RSU awards are also granted to the NEOs. We believe that time-based RSU awards with service-based vesting over multiple years provides the recipient with the potential for long-term value directly aligned with the stock price and requires long-term service. We believe that time-based RSUs align with our guiding principle of creating a compensation package that is competitive, promotes retention, focuses on financial performance and balances the at-risk elements.

Other Compensation Policies and Considerations

In general, the Company offers limited additional compensation components to our NEOs, reflecting our cost-sensitive philosophy.

In April 2025, pursuant to the Company’s aircraft policy, which is intended to support business efficiency, executive security, and oversight of travel-related compensation, the Compensation Committee approved limited personal use of the Company’s aircraft for the CEO and Executive Chairman, limited to 25 and 15 hours per year, respectively. Such personal use is disclosed in the Fiscal Year 2025 Summary Compensation Table and the related notes.

In addition, in fiscal year 2025, we incurred tax gross-up and tax preparation service fees for Mr. Hebard that are a one-time compensation related to his expatriate assignment in FY23, which has ended, and are not reflective of “ordinary” cash compensation. For all other NEOs, the value of the other benefits comprising “All Other Compensation” was minimal, as disclosed in detail in the Fiscal Year 2025 Summary Compensation Table and the related notes.

All of the programs we offer, with the exception of the personal use of the aircraft, tax preparation services and executive physical program, are also offered to a broad-based group of our employees.

Jabil Inc. 2026 Proxy Statement	33

Retirement and Pension Plan, Death and Disability

Our 401(k) Retirement Plan (“401(k) Plan”) includes a Company matching contribution. Eligible officers who retire receive additional time for vesting and settlement of certain equity and equity-based grants. Awards vest according to the provisions within the equity award agreements. Eligibility is determined based upon the age and/or years of service of the particular officer. The Compensation Committee may, in its discretion, award a bonus for the year of retirement and also may, in its discretion, pro rate this bonus for service through the date of retirement. Unvested time-based RSUs fully vest upon termination due to death or disability. In the event of death, a pro rata portion of unvested performance-based RSUs may vest, and in the event of a termination due to disability, a pro rata portion of unvested performance-based RSUs may remain outstanding and eligible for future vesting based on the actual level of achievement of the performance goals.

Severance and Termination

Upon termination, NEOs receive the pro rata portion of salary earned to the date of termination. Unvested RSUs are forfeited upon termination of employment unless there is a change in control or, for certain awards, the NEO is retirement-eligible, dies or becomes disabled. Under the Company’s severance pay guidelines, updated in 2025, executives, including NEOs, who are terminated without cause may receive severance, which benefits the Company by allowing it to obtain agreements from departing employees, including, but not limited to, agreements not to compete with Jabil for specified periods of time. If awarded, severance would generally include a multiple of base salary and target annual incentive, depending on the employee’s employment level, subject to the limits of our Cash Severance Policy, described below under “Cash Severance Policy for Executive Officers.”

Cash Severance Policy for Executive Officers

In October 2024, we adopted a cash severance policy (Severance Policy), which provides that we will not enter into any new employment agreement, severance agreement, or separation agreement with any executive officer, or establish any new severance plan or policy covering any executive officer, in each case that provides for “cash severance benefits” (as defined in the Severance Policy) exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus, unless we seek stockholder ratification of such agreement, plan, or policy.

Change in Control Arrangements

Awards granted under the Equity Incentive Plan may vest under certain circumstances in connection with a change in control. In addition, any shares of Jabil stock that may be deferred and that continue to be reserved under the non-qualified deferred compensation program are distributed upon a change in control.

In the event of a change in control, any award outstanding under the Equity Incentive Plan will become fully vested on the earlier of (i) the applicable vesting date under the original vesting schedule, (ii) the first anniversary of the date of the change in control if the grantee has remained as an employee, consultant or non-employee director, or (iii) the date the grantee is terminated without cause or resigns for good reason. However, an award will not fully vest due to a change in control if the grantee is terminated for cause or resigns without good reason prior to the first anniversary of the date of such change in control.

With respect to the Equity Incentive Plan, the above discussion assumes that the outstanding awards are continued, assumed or replaced in connection with the change in control by the surviving or successor entity or its parent. If the awards are not continued, assumed or replaced, then the awards will be immediately fully vested on the change in control or, at the discretion of the Compensation Committee, such awards may be terminated and cashed out. In addition, under the Equity Incentive Plan, for purposes of these accelerated vesting provisions, any performance objectives for any performance measurement period that is in process at the time of the change in control are deemed to have been achieved at the greater of target or the level actually achieved through the change in control (with similar performance assumed achieved through the remainder of the performance period).

Jabil Inc. 2026 Proxy Statement	34

A summary of potential payments upon termination or a change in control for NEOs is set forth in “Potential Payments upon Termination or a Change in Control.”

Non-Qualified Deferred Compensation

U.S. executives may participate in a non-qualified deferred compensation program to voluntarily elect to defer up to 75% of salary and up to 100% of annual cash bonus. Participant deferrals are credited by book entry to the participant’s deferral contribution account. Jabil does not make, and is not required to make, any matching contributions to this program. Jabil may, however, decide to make discretionary contributions to the program to restore any 401(k) match a participant lost due to participation in this program. Executives meeting certain criteria may also voluntarily defer receipt of compensation upon vesting of RSUs.

Deferral accounts under the plan are paid out upon the participant’s termination of employment, death, or disability, or upon a determination by Jabil that a participant has suffered a financial hardship, or, if timely elected by the participant, during April of any year designated by the participant beginning with the fourth calendar year after a participant’s initial deferral election with respect to a particular deferral account. More information is shown in the Non-Qualified Deferred Compensation in Fiscal Year 2025 table.

Clawback of Executive Compensation

On October 19, 2023, Jabil adopted an updated clawback policy to comply with NYSE listing standards implementing Exchange Act Rule 10D-1 that requires recovery of certain incentive-based compensation (including equity awards) paid to our executive officers in the event we are required to restate financial statements due to material non-compliance with financial reporting requirements under the federal securities laws. In addition, our equity award agreements contain provisions that permit Jabil to recoup the awards if the recipient breaches certain covenants or obligations under the agreement, including confidentiality and noncompetition covenants, or upon substantial violation of our Code of Conduct.

Executive Stock Ownership Requirements

Jabil has minimum stock ownership requirements for Jabil’s executive officers. The executive officers are expected to own a minimum dollar value of shares equal to a multiple of their respective base salaries, as follows:

Categories	Multiple of Salary

Chief Executive Officer	6x

Chief Financial Officer	3x

Executive Vice Presidents	3x

Shares to be counted toward these requirements include shares deemed to be beneficially owned under federal securities laws (excluding shares under vested SARs) and unvested time-based restricted stock and RSUs. Unvested performance-based RSUs are not counted when determining whether these requirements have been satisfied. The stock ownership requirements are expected to be met within five years of becoming an executive officer. During the five-year period, executive officers generally are required to retain 50% of after-tax shares issued in settlement of equity awards until ownership requirements have been met. If requirements have not been met during the period, or if an executive officer falls below the ownership requirements after the five-year period, then 100% of after-tax shares issued in settlement of equity awards generally are to be retained until requirements are met. Stock ownership is reviewed by the Compensation Committee at each January annual meeting of stockholders, and the calculation for ownership value is the number of shares owned by the executive on the first trading day of January multiplied by Jabil’s average stock price for the preceding two months. All NEOs are currently in compliance with the stock ownership requirements.

Accounting for Share-Based Compensation

Before we grant share-based compensation awards, or modify previously granted awards, we consider the accounting impact of the proposed award or modification.

Jabil Inc. 2026 Proxy Statement	35

Say-On-Pay
Advisory Vote on Executive Compensation
We provided stockholders with a
“say-on-pay”
advisory vote on executive compensation during the Annual Meeting of Stockholders held in January 2025. More than 72% of the votes cast on the say-on-pay
proposal were cast “For” the approval of the compensation of our NEOs as disclosed in the proxy statement distributed in connection with that annual meeting. The Compensation Committee evaluated the results of the say-on-pay
vote and considered the feedback of shareholders contacted both prior to the Annual Meeting and after. Considering the feedback, the Committee updated the Company’s Severance Guidelines as described above under “Severance and Termination,” but did not make further changes to our executive compensation program.
Equity Grant Practices
The Compensation Committee generally approves the grant of annual equity awards for the Company’s executive officers, including each of the NEOs, at its meeting in October of each year. In special circumstances, including the hiring or promotion of an individual or where the Compensation Committee determines it is in the best interest of the Company, the Compensation Committee may approve grants of equity awards at other times. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
NEO Fiscal Year 2025 Cash Compensation
NEO Base Salary
With the exception of Mr. Mondello, all NEO base salaries increased modestly in fiscal year 2025, as described in the chart below. Beginning in fiscal year 2025, the Committee reviewed annual base salaries in January 2025, with any change taking effect in March 2025.

Name	Base Salary (FY 24)	Base Salary (FY 25)	Percentage Increase

Dastoor	$1,150,000	$1,200,000	Increase: 4.35%

Mondello	$1,000,000	$1,000,000	-

Hebard	$675,000	$698,625	Increase: 3.5%

Borges	$720,000	$745,200	Increase: 3.5%

Priestley	$680,000	$703,800	Increase: 3.5%
NEO Annual Cash Incentives
Annual cash incentives for the NEOs in fiscal year 2025 were based upon three profitability measures: corporate core operating income, corporate core operating income margin and corporate free cash flow. Additional detail on these metrics can be found below.
Definitions
The Compensation Committee approved the performance metrics described below.

•
Definitions for Annual Cash Incentive Metric
. The Compensation Committee defined the metrics for the annual cash incentives, which were intended to be consistent with the Company’s publicly disclosed financial results, at the time compensation was set at the beginning of fiscal year 2025.

The following definitions were used for the corporate metrics:

•
Corporate Core Operating Income
(Non-GAAP)
(
“
CANCOI
”
):
means U.S. GAAP operating income less amortization of intangibles, stock-based compensation expense and related charges, restructuring, severance and related charges, distressed customer charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, business interruption and impairment charges, net, (gain) loss from the divestiture of businesses, and acquisition and divestiture related charges plus other components of net periodic benefit cost.

•	Corporate Core Operating Income Margin : means CANCOI divided by net revenue.

Jabil Inc. 2026 Proxy Statement	36

•

Corporate Free Cash Flow: means net cash provided by (used in) operating activities less net capital expenditures (acquisition of property, plant and equipment less proceeds and advances from the sale of property, plant and equipment).

Selection and Weighting of Performance Measures

Each year, the Compensation Committee selects the metrics to be used to measure NEO performance from those authorized in the Short-Term Incentive Plan as well as establishing the weighting of the metrics for each NEO’s short-term incentive award.

In order to reward an executive’s ability to drive CANCOI while also increasing margin, the pertinent CANCOI measure was applied in a matrix together with the applicable core operating income margin, with CANCOI on the Y axis and operating income margin on the X axis. The percentage of annual incentive earned increased as CANCOI and operating income margin increased. CANCOI was selected because it is a key corporate metric that takes into account both revenue and expense.

The cash flow metric is intended to reward executives for producing consistent, repeatable free cash flow results.

For all NEOs, the CANCOI and Core Operating Income Margin Matrix and the Corporate Free Cash Flow metric were equally weighted.

Setting Performance Metrics

The Compensation Committee set the metrics and related performance levels for fiscal year 2025 early in the fiscal year. When setting target metrics for a given year, the Company considers prior year performance, prevailing macro-economic conditions, and assumed market demand and uses these as benchmarks to establish appropriate goals.

The following tables show the goals established by the Compensation Committee. Performance below target results in diminishing payout and maximum payout is capped at 200%. To simplify the presentation, certain intermediate performance levels are not shown; however, payouts were determined by linear interpolation when financial performance occurred between data points in the performance/payout schedules. For the purposes of the CANCOI/Core Operating Margin matrices, payout was determined based on the performance on both measures.

Corporate CANCOI and Core Operating Margin (numbers in millions)

Metric	Target	FY 2025 Actual	Payout

Corporate CANCOI	$1,458	$1,620

Corporate Operating Margin	5.40%	5.44%

Matrix Result			142%

Corporate Free Cash Flow (numbers in millions)

Target	FY 2025 Actual	Payout

$1,100	$1,318	200%

Jabil Inc. 2026 Proxy Statement	37

Actual Cash Incentive Achievement

For all NEOs, the results included in the charts above resulted in a 171% payout as follows:

	FY 2025 Target Bonus as a % of Salary	FY 2025 Actual Payout

Dastoor	175%	$3,521,722

Mondello	150%	$2,565,000

Hebard	120%(1)	$1,411,132

Borges	120%(1)	$1,505,208

Priestley	120%(1)	$1,421,585

(1)	Messrs. Hebard, Borges and Priestley’s target bonus percentages were increased from 100% to 120% in September 2024 after a review of market, peer and internal compensation practices.

NEO Long-Term Incentives

Actual Performance Results for Prior Long-Term Incentive Awards

In fiscal year 2023, Jabil granted two kinds of long-term, performance-based incentive awards that had performance measurement periods ending on August 31, 2025, one subject to EPS performance goals and one subject to total stockholder return goals. The specific category of performance goals for these long-term awards were previously disclosed by Jabil in its proxy statement covering the fiscal year in which the grant was made.

The following summarizes the quantitative performance goals and the actual outcome for the PBRSUs:

Grant Date	Award Type	Metric	Performance Period	Threshold	Target	Max	Actual Performance	Adjusted Performance	Vesting Result

FY2023	PBRSU	Core EPS	FY23-FY25	$22.85	$26.00	$28.45	$26.87	$27.71(1)	135%

FY2023	PBRSU	Total Stockholder Return	FY23-FY25	25th Percentile	50th Percentile	75th Percentile	99th Percentile	--	200%

(1)	Company’s mobility divestiture in December 2023 rather than January 2024 and to adjust for changes in tax rate assumptions since the performance goals were established.

Definitions for Long-Term Incentive Metrics Granted in Fiscal Year 2025

The following definitions apply to the long-term, performance-based incentive compensation awards made during fiscal year 2025:

•

Cumulative core earnings per share (Non-GAAP) (“EPS”) is the sum of the Company’s adjusted core earnings per share (Non-GAAP) during the three-year performance period beginning September 1, 2024 and ending on August 31, 2027.

•

Adjusted core earnings per share (Non-GAAP) is the Company’s U.S. GAAP net income adjusted to exclude the following: (1) amortization of intangible assets, (2) stock-based compensation expense and related charges, (3) goodwill impairment charges, net of any tax related implications, (4) the cumulative effect of changes in GAAP and/or tax laws and regulations not previously contemplated in the Company’s EPS target and (5) any other unusual or nonrecurring gains or losses which are separately identified and quantified, including the acquisition and integration costs associated with Project Dayton and charges associated with the previously approved Board restructuring plans, divided by the weighted average number of outstanding shares determined in accordance with GAAP.

•

Relative Total Stockholder Return (“Relative TSR”) is the percentage rate of return from the beginning stock price (as defined below) to the closing stock price (as defined below) of Jabil’s common stock and the common stock of each relevant company in the S&P Composite 1500 Technology Hardware and Equipment Index, as applicable, assuming reinvestment of all dividends and other distributions paid during the performance period. For purposes of the preceding sentence, the beginning stock price means the average stock price for the 90-day period ending 60 days after the

Jabil Inc. 2026 Proxy Statement	38

first day of the performance period. The closing stock price means the average stock price for the 90-day period ending 30 days after the last day of the performance period.

FY25 Grants

For fiscal year 2025, the Compensation Committee granted the NEOs performance-based RSU awards and time-based RSU awards as part of the annual compensation program, with the potential to achieve the most value placed on the performance-based grant. Sixty-six percent of each NEO’s awards were performance-based while the remaining 33% were time-based. In addition, Mr. Borges received an additional time-based RSU award for retention purposes.

The Compensation Committee granted RSUs with accumulated dividend equivalents, which allow for a cash payment upon vesting of the same amount that would have been paid in dividends during the vesting period (without interest).

Performance-Based Equity Awards

These awards are at-risk and variable. Each NEO received an award of RSUs with vesting based on the achievement of EPS during the three-year performance period starting in fiscal year 2025. In addition, each NEO received an award of RSUs with vesting based on the achievement of Relative TSR during the three-year performance period starting in fiscal year 2025. The Compensation Committee believes that measuring performance against a multi-year measurement of EPS aligns the NEOs’ compensation with stockholders’ interests over a longer-term horizon, further enhanced by granting an additional award measuring performance against a multi-year measurement based on Relative TSR.

The awards contain a threshold performance level that must be achieved in order for any performance based RSUs to vest. The achievement of the applicable performance goal (EPS or Relative TSR) at the end of the three-year period determines the corresponding number of RSUs that will vest. With respect to the EPS performance goal, the vesting is 20% at threshold performance, 100% at target performance and 200% at maximum performance. With respect to the Relative TSR performance goal, the vesting is 0% at threshold performance, 100% at target performance and 200% at maximum performance.

Performance results between a threshold level and target level or between a target level and maximum level are determined by means of interpolation. The three-year goals are established by the Compensation Committee based upon the Company’s long-term financial plan, reviews of analyst expectations and historical financial performance. Target levels are intended to be “stretch” goals, requiring significant growth in the Company’s EPS or Relative TSR over the three-year performance period in order to pay out at or above target.

For additional information relating to the terms and conditions of our performance-based awards, see the notes to the Grants of Plan-Based Awards in Fiscal Year 2025 table.

Time-Based Awards

The time-based awards made to the NEOs for fiscal year 2025 vest at the rate of 30% on the first anniversary of the date of grant, 30% on the second anniversary of the date of grant, and the remaining 40% on the third anniversary of the date of grant. The Compensation Committee believes that providing time-based awards supports our guiding principle of competitiveness and promotes retention. The Compensation Committee chose the graduated vesting schedule to further the goal of retention, as the greatest percentage of shares vests in the third year after the grant. Additionally, supporting our focus on performance-based compensation, time-based awards comprise a minority of the NEOs’ fiscal year 2025 long-term incentive award opportunity.

Retention Award

Mr. Borges also received an additional time-based RSU award that vests at the rate of 30% on the first anniversary of the date of grant, 30% on the second anniversary of the date of grant, and the remaining 40% on the third anniversary of the date of grant. This award is not eligible for vesting based upon retirement.

Jabil Inc. 2026 Proxy Statement	39

Chief Executive Officer Compensation for Fiscal Year 2025

The Compensation Committee reviewed current market data as part of its regular annual review of CEO compensation in January 2025, which includes both peer group and compensation survey data. Additional items of CEO compensation are generally those available to all salaried U.S. employees (such as 401(k) matching contributions).

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by Jabil under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Jabil specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based on its review and discussion, the Compensation Committee has recommended to the Board and the Board has approved, that this Compensation Discussion and Analysis be included in this Proxy Statement for the Annual Meeting of Stockholders and incorporated by reference in Jabil’s Annual Report on Form 10-K for the fiscal year ended August 31, 2025.

Submitted by the Compensation Committee:

Jabil Inc. 2026 Proxy Statement	40

Summary Compensation Table

The following table summarizes the compensation of our NEOs for fiscal year 2025, 2024 and 2023 except as indicated below. The NEOs are our Chief Executive Officer, our Chief Financial Officer, and each of our next three most highly compensated executive officers based upon their total compensation during fiscal year 2025.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Mark T. Mondello Executive Chairman of the Board	2025	1,000,000	4,505,556	2,565,000	226,449	8,297,005
	2024	1,049,039	4,686,056	2,132,171	365,193	8,232,459
	2023	1,255,000	11,310,600	3,680,288	355,112	16,601,000

Michael Dastoor Chief Executive Officer	2025	1,176,849	11,268,116	3,521,722	125,647	16,092,334
	2024	877,692	2,519,385	1,769,524	82,681	5,249,282
	2023	716,923	2,323,707	1,681,901	99,783	4,822,314

Greg Hebard Chief Financial Officer	2025	687,686	2,481,014	1,411,132	28,285	4,608,117
	2024	480,673	423,656	585,649	27,250	1,517,228

Steven D. Borges Executive Vice President, Global Business Units	2025	733,532	4,253,258	1,505,208	54,593	6,546,591
	2024	720,000	2,166,671	975,600	76,961	3,939,232
	2023	720,000	2,092,755	1,407,600	82,814	4,303,169

Andrew Priestley Executive Vice President,Global Business Units	2025	692,780	1,690,640	1,421,585	29,550	3,834,555

(1)

The “Salary” column reflects the salaries for the fiscal year on an accrual basis, including any amount deferred under Jabil’s Executive Deferred Compensation Plan. See “Non-Qualified Deferred Compensation in Fiscal Year 2025.”

(2)

The “Stock Awards” column contains both performance-based and time-based RSU awards and assumes a target level of achievement for the performance-based awards. Amounts reflect the aggregate grant date fair value of the awards pursuant to ASC 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. The assumptions used for the valuations are set forth in Note 1 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended August 31, 2025. For the performance-based RSUs in this column, assuming that the highest level of performance conditions will be achieved (EPS and Relative TSR at 200% maximum) the grant date fair value for each NEO would be as follows:

Name	Fiscal Year	Maximum Value ($)

Mondello	2025	7,678,291

Dastoor	2025	19,202,931

Hebard	2025	4,228,102

Borges	2025	5,839,626

Priestley	2025	2,881,160

See the “Grants of Plan-Based Awards in Fiscal Year 2025” table and the “Compensation Discussion and Analysis” for information with respect to RSU awards made in fiscal year 2025 and the “Outstanding Equity Awards at 2025 Fiscal Year End” table with respect to RSU awards made prior to fiscal year 2025. Amounts reflect our accounting for these grants and do not correspond to the actual values that may be realized by the NEOs.

(3)

Amounts shown under the “Non-Equity Incentive Plan Compensation” column represent annual incentive award amounts under our Short-Term Incentive Plan for services performed in each fiscal year including any amount deferred under Jabil’s Executive Deferred Compensation Plan. For additional information about our Short-Term Incentive Plan and these payouts see “Compensation Discussion and Analysis” and the “Grants of Plan-Based Awards in Fiscal Year 2025” table.

(4)

The amounts shown include the following Company contributions under Jabil’s 401(k) plan: $15,492 for Mr. Mondello; $14,106 for Mr. Dastoor; $15,082 for Mr. Hebard; $14,000 for Mr. Borges; and $14,000 for Mr. Priestley. The amounts shown include the following for executive physicals: $1,455 for Mr. Dastoor; $2,701 for Mr. Hebard; and $1,277 for Mr. Borges. The amounts shown also include the following accrued dividends paid upon settlement of restricted stock unit awards; $210,957 for Mr. Mondello; $39,609 for Mr. Dastoor; $5,695 for Mr. Hebard; $39,316 for Mr. Borges; and $15,550 for Mr. Priestley. The amount shown for Mr. Hebard also includes $3,012 for tax preparation services and the following amounts, all related to his expatriate package: $1,796 in tax gross ups. The amount shown for Mr. Dastoor also includes $70,477 for personal use of the Company’s corporate aircraft based on the aggregate incremental cost to the Company, which is calculated based on the allocable flight-specific costs of the personal flights (including, where applicable, return flights with no passengers) and includes costs such as fuel, catering, crew expenses, navigation fees, ground handling, and ground transportation, but excludes fixed costs such as depreciation and overhead costs.

Jabil Inc. 2026 Proxy Statement	41

Grants of Plan-Based Awards in Fiscal Year 2025

The following table provides information about cash and equity incentive compensation awarded to our NEOs in fiscal year 2025, including: (i) the grant date of awards; (ii) the range of possible cash payouts under our Short-Term Incentive Plan for fiscal year 2025 performance for achievement of pre-specified levels of performance; (iii) the range of shares that may be earned under our performance-based RSU awards for achievement of pre-specified levels of performance (over the performance period as described in the “Compensation Discussion and Analysis” section of this Proxy Statement); (iv) the number of time-based RSUs granted (which are included in the “All Other Stock Awards: Number of Shares of Stock or Units” column); (v) the number and exercise price of market-based RSUs granted; and (vi) the grant date fair value of performance-based RSUs and time-based RSUs computed under ASC 718.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Type(3)	Threshold (#)	Target (#)	Maximum (#)

Dastoor	10/24/2024	257,436	2,059,486	4,118,973	—	—	—	—	—	—
	10/24/2024				EPS	5,332	26,660	53,320	—	3,333,300
	10/24/2024				TSR	—	26,660	53,320	—	4,601,516
	10/24/2024				TBRS	—	—	—	26,660	3,333,300

Mondello	10/24/2024	187,500	1,500,00	3,000,000	—	—	—	—	—	—
	10/24/2024				EPS	2,132	10,660	21,320	—	1,332,820
	10/24/2024				TSR	—	10,660	21,320	—	1,839,916
	10/24/2024				TBRS	—	—	—	10,660	1,332,820

Hebard	10/24/2024	103,153	825,224	1,650,447	—	—	—	—	—	—
	10/24/2024				EPS	1,174	5,870	11,740	—	733,926
	10/24/2024				TSR	—	5,870	11,740	—	1,013,162
	10/24/2024				TBRS	—	—	—	5,870	733,926

Borges	10/24/2024	110,030	880,238	1,760,477	—	—	—	—	—	—
	10/24/2024				EPS	1,066	5,330	10,660	—	666,410
	10/24/2024				TSR	—	5,330	10,660	—	919,958
	10/24/2024				TBRS	—	—	—	21,330	2,666,890

Priestley	10/24/2024	103,917	831,336	1,662,673	—	—	—	—	—	—
	10/24/2024				EPS	800	4,000	8,000	—	500,120
	10/24/2024				TSR	—	4,000	8,000	—	690,400
	10/24/2024				TBRS	—	—	—	4,000	500,120

(1)	The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column shows the range of possible cash payouts for the awards granted October 24, 2024.

(2)

The “Estimated Future Payouts Under Equity Incentive Plan Awards” column shows the range of shares that may be earned in respect of performance-based RSUs granted under our Equity Incentive Plan in fiscal year 2025. For additional information related to the performance period, performance measures and targets, see “Compensation Discussion and Analysis”. During the performance period, the NEOs will accrue dividend equivalents on RSUs equal to the cash dividend or distribution that would have been paid on the RSU had the RSU been an outstanding share of common stock on the record date for the dividend or distribution. Such accrued dividend equivalents will vest and become payable upon the same terms and at the same time of settlement as the RSUs to which they relate. See the “Long-Term Compensation” portion of “Compensation Discussion and Analysis” for treatment of dividends under RSU awards. See “Potential Payments Upon Termination or a Change in Control” and “Other Compensation Policies and Considerations” under the “Compensation Discussion and Analysis” for treatment of RSU awards upon a change in control and upon termination of employment due to retirement, death or disability.

(3)

The type of award refers to awards’ vesting criteria and related terms. “EPS” refers to performance-based RSU awards based on cumulative core EPS (Non-GAAP) targets. “TSR” refers to performance-based RSU awards based on the Company’s total stockholder return relative to the total stockholder return of the companies in the S&P Composite 1500 Technology Hardware and Equipment Index. “TBRS” refers to time-based RSU awards, which vest based on continued service.

(4)

The “Grant Date Fair Value of Stock Awards” column shows the full grant date fair value of the performance- and time-based RSUs granted to the NEOs in fiscal year 2025. The grant date fair value of the awards is determined under ASC 718 and represents the amount we would expense in our financial statements over the vesting schedule for the awards. In accordance with SEC rules, the amounts in this column reflect the actual ASC 718 accounting cost without reduction for estimates of forfeitures related to service-based vesting conditions. The fair value of each share underlying an EPS performance-based award for this purpose is equal to the closing price per share of a share of our common stock on the grant date and assumes target-level achievement. The fair value of each share underlying a Relative TSR performance-based award for this purpose is measured on the date of grant using a Monte Carlo valuation model, which utilizes multiple input variables to determine the probability of the Company achieving the specified market conditions and assumes target-level achievement.

Jabil Inc. 2026 Proxy Statement	42

Outstanding Equity Awards at 2025 Fiscal Year End

The following table provides information regarding outstanding unvested RSU awards held by each of our NEOs as of August 31, 2025. Each grant of unvested RSU awards is shown separately for each NEO.

		Stock Awards

Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)

Dastoor	10/20/2022	4,588	939,760	22,940	4,698,800
	10/19/2023	3,850	788,596	11,000	2,253,130
	10/24/2024	26,660	5,460,768	53,320	10,921,536

Mondello	10/20/2022	22,332	4,574,264	111,660	22,871,318
	10/19/2023	7,161	1,466,788	20,460	4,190,822
	10/24/2024	10,660	2,183,488	21,320	4,366,976

Hebard	10/20/2022	1,256	257,266	3,140	643,166
	10/19/2023	1,008	206,469	1,440	294,955
	10/24/2024	5,870	1,202,352	11,740	2,404,704

Borges	10/20/2022	4,132	846,358	20,660	4,231,788
	10/19/2023	3,311	678,192	9,460	1,937,692
	10/24/2024	21,330	4,369,024	10,660	2,183,488

Priestley	10/20/2022	2,680	548,944	6,700	1,372,361
	10/19/2023	2,688	550,583	3,840	786,547
	10/24/2024	4,000	819,320	8,000	1,638,640

(1)

This column includes (i) time-based RSUs granted in October 2022, October 2023 and October 2024 that will cease being restricted at the rate of 30% on the first anniversary of the grant date, 30% on the second anniversary of the grant date, and 40% on the third anniversary of the grant date. The NEOs will accrue dividend equivalents on RSUs equal to the cash dividend or distribution that would have been paid on the RSU had the RSU been an outstanding share of common stock on the record date for the dividend or distribution. Such accrued dividend equivalents will vest and become payable upon the same terms and at the same time of settlement as the RSUs to which they relate. See the “Long-Term Compensation” portion of the “Compensation Discussion and Analysis” section for treatment of dividends under RSU awards. See the “Potential Payments Upon Termination or a Change in Control” section and the “Other Compensation Policies and Considerations” portion of the “Compensation Discussion and Analysis” section for treatment of RSU awards upon a change in control and upon termination of employment due to retirement, death or disability.

(2)	The market value shown was determined by multiplying the number of shares of stock that have not vested by $204.83, the closing market price of Jabil common stock on August 31, 2025.

(3)

These amounts represent the number of shares of performance-based RSUs including the Relative TSR RSUs granted in fiscal years 2025, 2024 and 2023. The FY 2025 performance periods and threshold, target, and maximum levels of achievement for performance-based RSUs including the Relative TSR RSUs are described in the “Compensation Discussion and Analysis.” The number of shares and related values as of August 31, 2025, represent the award at target level of achievement. Actual results may cause our NEOs to earn more or fewer shares. During the performance period, the NEO will accrue dividend equivalents on RSUs equal to the cash dividend or distribution that would have been paid on the RSU had the RSU been an outstanding share of common stock on the record date for the dividend or distribution. Such accrued dividend equivalents will vest and become payable upon the same terms and at the same time of settlement as the RSUs to which they relate. See the “Long-Term Compensation” portion of the “Compensation Discussion and Analysis” section for treatment of dividends under RSU awards. See the “Potential Payments Upon Termination or a Change in Control” section and the “Other Compensation Policies and Considerations” portion of the “Compensation Discussion and Analysis” section for treatment of RSU awards upon a change in control and upon termination of employment due to retirement, death or disability.

(4)

The market value shown was determined by multiplying the number of shares of unearned performance based RSUs at the applicable level of performance described in footnote (3) by $204.83, the closing market price of Jabil common stock on August 31, 2025.

Jabil Inc. 2026 Proxy Statement	43

Stock Vested in Fiscal Year 2025

Our NEOs acquired the following shares upon the vesting of stock awards during fiscal year 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Dastoor	43,506	5,424,479

Mondello	227,376	28,337,598

Hebard	6,534	816,676

Borges	42,933	5,352,109

Priestley	19,303	2,907,876

(1)

The value realized upon vesting is determined by multiplying the number of shares that vested by Jabil’s closing stock price per share on the day prior to the vesting date. The value realized was determined without considering any taxes that were owed upon vesting.

Non-Qualified Deferred Compensation in Fiscal Year 2025

In fiscal year 2025, we permitted NEOs to elect to defer a portion of salary and annual incentive awards under the Jabil Inc. Executive Deferred Compensation Plan. The following table shows cash compensation that was deferred by our NEOs, the aggregate earnings and aggregate withdrawals or distributions during fiscal year 2025, and the aggregate balance as of August 31, 2025. For additional information on this plan, see the “Other Compensation Policies and Considerations” portion of the “Compensation Discussion and Analysis” section.

Name	NEO Contributions in Fiscal Year 2025 ($)	Aggregate Earnings in Fiscal Year 2025 ($)	Aggregate Balance as of August 31, 2025 ($)

Dastoor	1,549,140	550,471	4,130,786

Potential Payments Upon Termination or a Change in Control

Except as described herein under “Severance and Termination,” Jabil’s NEOs do not have pre-existing employment or severance agreements. Accordingly, upon a termination with or without cause, or following a change in control or for any other reason, the only cash amounts the applicable NEO(s) receive are salary and bonus earned to the date of termination, unless Jabil decides at that time to voluntarily make a cash severance payment.

The Compensation Committee may, in its discretion, award a bonus to our NEOs for the year of retirement, pro-rated for service through the date of retirement. The only other scenarios in which our NEOs may receive additional amounts are in connection with accelerated or continued vesting of outstanding equity awards following a change in control, retirement, death or disability.

In the event of a change in control, awards outstanding under the Equity Incentive Plan will accelerate on the first anniversary of the change in control if the NEO has remained an employee, consultant or non-employee director or, if earlier, on the date the NEO is terminated without cause or resigns for good reason. With respect to the Equity Incentive Plan, the preceding discussion assumes that the outstanding awards are continued, assumed or replaced in connection with the change in control by the surviving or successor entity or its parent. If the awards are not continued, assumed or replaced, then the awards will be immediately fully vested on the change in control or, at the discretion of the Compensation Committee, such awards may be terminated and cashed out. These provisions are more fully discussed in “Compensation Discussion and Analysis – Change in Control Arrangements” above.

In general, upon termination of employment, all unvested RSUs are forfeited unless (i) there is a change in control or (ii) the NEO is retirement-eligible, dies or becomes disabled. Awards that contain retirement, death or disability provisions may vest in whole or in part as discussed in the “Compensation Discussion and Analysis – Other Compensation Policies and Considerations” above.

Jabil Inc. 2026 Proxy Statement	44

The following table sets forth the additional amounts that could have been payable or realizable by Jabil and realized by each NEO if termination of his employment were to have occurred as of August 31, 2025, for these scenarios. Amounts payable or realizable upon termination due to a change in control or death would be payable in a lump sum payment. The value upon continued vesting of equity awards (which would occur upon termination due to retirement and termination due to disability) would be realizable upon the respective vesting dates.

	Termination Due to Change in Control ($)	Termination Due to Retirement ($)	Termination Due to Death ($)	Termination Due to Disability ($)

Equity(1)	All unvested RSUs would be accelerated(2), resulting in these values:	Certain unvested performance- based RSUs and time-based RSUs would continue to vest, resulting in these values(3):	Certain unvested performance-based RSUs(4) and all time-based RSUs would vest immediately, resulting in these values:	All unvested time-based RSUs would vest immediately and certain unvested performance– based RSUs(5) would continue to vest, resulting in these values:

Dastoor	41,198,072	28,234,279	20,202,212	20,202,212

Mondello	64,317,234	55,091,794	50,783,536	50,783,536

Hebard	8,117,208	2,557,405	3,741,595	3,741,595

Borges(6)	21,057,138	13,825,718	15,001,442	15,001,442

Priestley	8,974,217	4,676,371	5,288,130	5,288,130

(1)

With the exception of awards granted in October 2022 that were unvested as of August 31, 2025, all numbers in the chart above represent achievement of the target amount that could be realized under an award at the market closing price on August 31, 2025. The performance period for awards granted in October 2022 that were unvested as of August 31, 2025, has concluded and the actual performance outcome was applied. The only equity grants that were unvested as of August 31, 2025, are restricted stock unit grants.

(2)

In the event of termination without cause or resignation for good reason following a change in control, all unvested restricted stock units would vest immediately, with performance-based restricted stock units vesting at the maximum.

(3)

All named executive officers have retirement eligibility resulting in extended vesting. Messrs. Hebard and Priestley have two years of retirement eligibility and would continue to vest in outstanding awards in accordance with the terms of such awards through August 31, 2027. All awards that remain unvested as of such date would be cancelled. Messrs. Dastoor, Mondello and Borges retirement eligibility would result in vesting of all outstanding awards other than Mr. Borges’ retention award that would be cancelled.

(4)	Performance-based awards would vest immediately on a pro rata basis based on the actual level of the performance targets achieved to date in accordance with the terms of the award.

(5)	Performance-based awards would continue to vest based on the actual level of the performance targets achieved on a pro rata basis in accordance with the terms of the award.

(6)	The additional amounts Mr. Borges is eligible to receive upon separation were described in our Proxy Statement dated December 12, 2024, under “Severance and Termination.”

CEO Pay Ratio

In accordance with Item 402(u) of Regulation S-K (“Item 402(u)”), we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median associate. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and is based on our payroll and employment records and the methodology described below. In calculating the pay ratio, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industries, scope of international operations, business models and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios.

Considered Population

As of August 31, 2025, we employed 100,465 associates worldwide that meet the definition of employee under Item 402(u), other than our CEO. As permitted by SEC rules, in order to determine our median associate, we excluded approximately 5% of our total associate population or 4,824 associates outside of the U.S. from the following countries: Ukraine (2,322), India (2,136) and Indonesia (366). Therefore, an aggregate associate population of approximately 95,641 associates was considered (the “considered population”) in determining our median associate.

Jabil Inc. 2026 Proxy Statement	45

Identifying our Median Associate

In determining our median associate, we used fiscal year 2025 total compensation (base salary plus cash bonus and equity). Adjustments were made to annualize the salaries of all newly hired full-time associates in the considered population who did not work for the entire fiscal year 2025. For associates located outside the U.S., compensation was converted to U.S. dollars using the spot exchange rate as of the last business day of the fiscal year (August 31, 2025).

As a large global manufacturing company, our business operations rely significantly on employees outside the United States. Of the approximate 95,641 associates included in our analysis, more than 87% are located outside the United States. The majority of the associates outside of the United States work in Mexico (28%) and China (23%). The compensation elements and pay levels of our employees differ from country to country based on market trends as well as fluctuations in currency exchange rates. We annually conduct competitive market pay analysis in all of the countries we operate in to help ensure we are competitive with local market practices. Reflecting this geographic concentration in Mexico and China, the annual total compensation for our median compensated associate in fiscal 2025 was $12,144.

The fiscal 2025 annual total compensation of Mr. Dastoor, our CEO at fiscal year end, was $16,092,334, as set forth in the Summary Compensation Table. The ratio of our CEO’s annual total compensation to our median associate’s annual total compensation was 1,325:1.

Jabil Inc. 2026 Proxy Statement	46

Pay Versus Performance
The following tables show the relationship between executive “compensation actually paid” and certain financial performance of the Company as determined under Item 402(v) of Regulation
S-K.
For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Matters – Compensation Discussion and Analysis.”

Year (a)	Summary Compensation Table Total for PEO ($) (1) (b)			Compensation Actually Paid to PEO ($) (2) (c)					Value of Initial Fixed $100 Investment Based On:		Net Income ($) (7) (h)	CANCOI (8) (i)
									Total Stock- holder Return ($) (5) (f)	Peer Group Total Stock- holder Return ($) (6) (g)

	Mondello	Wilson	Dastoor	Mondello	Wilson	Dastoor

2025	N.A	N/A	16,092,334	N/A	N/A	33,288,152	5,821,567	19,129,780	611.94	182.29	657,000,000	1,620,000,000

2024	N/A	11,883,424	5,249,282	N/A	(9,418,836)	4,614,425	4,198,611	3,706,142	325.88	170.58	1,388,000,000	1,588,000,000

2023	16,601,000	10,237,971	N/A	66,953,485	24,823,983	N/A	3,837,569	10,481,156	340.37	143.65	818,000,000	1,733,000,000

2022	16,435,268	N/A	N/A	10,587,003	N/A	N/A	4,370,388	4,105,552	178.70	129.75	996,000,000	1,543,000,000

2021	15,629,573	N/A	N/A	55,963,228	N/A	N/A	5,228,688	12,711,957	182.13	144.77	696,000,000	1,241,000,000

(1)
The dollar amounts reported in column (b) are the amounts reported for Mr. Michael Dastoor, our Chief Executive Officer since May 18, 2024, Mr. Kenneth Wilson, our Chief Executive Officer starting May 1, 2023 and for the remainder of 2024 until his separation from the Company, and for Mr. Mark Mondello, our former Chief Executive Officer during the remainder of 2023 and for each of the other years shown in the “Total” column in our Summary Compensation Table. Refer to the “Compensation Matters – Summary Compensation Table”.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Messrs. Wilson and Mondello as computed in accordance with Item 402(v) of Regulation
S-K
and do not reflect the total compensation actually realized or received by Messrs. Wilson and Mondello, respectively, For Mr. Wilson, the amounts reflect the forfeiture of his fiscal years 2024 and 2023 performance-based RSU awards and partial forfeiture of his fiscal years 2024 and 2023 time-based RSU awards due to his separation pursuant to terms outlined in the Separation, Release and Restrictive Covenants Agreement dated May 18, 2024. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the assumptions used are consistent with those disclosed on the grant date, with values changing primarily due to changes in the Company’s stock price and performance on the metrics applicable to those awards.

Jabil Inc . 2026 Proxy Statement	47

Compensation Actually Paid to PEO	2025	2024	2024	2023	2023	2022	2021
	Dastoor	Dastoor	Wilson	Wilson ($)	Mondello ($)	Mondello ($)
Summary Compensation Table Total	16,092,334	5,249,282	11,883,424	10,237,971	16,601,000	16,435,268	15,629,573
Less, value of “Stock Awards” reported in Summary Compensation Table	(11,268,116)	(2,519,385)	(10,987,675)	(6,219,513)	(11,310,600)	(11,110,207)	(11,159,600)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year and were unvested at year-end	20,638,839	1,712,700	794,356	13,819,912	25,132,433	10,938,307	23,695,520
Plus, year over year change in fair value of outstanding and unvested equity awards granted in prior years that were unvested at year-end	7,160,369	(613,611)	(236,125)	6,430,336	35,847,153	999,140	26,754,549
Plus (less), change in fair value from the prior year-end through the applicable vesting date of equity awards granted in prior years that vested or were rescinded in the year*	664,726	785,439	839,479	555,277	683,499	(6,675,505)	1,043,186
Less, year-end fair value of equity awards granted in any prior fiscal year that failed to meet the applicable vesting conditions or were forfeited during the year			(11,712,295)
Compensation Actually Paid to PEO	33,288,152	4,614,425	(9,418,836)	24,823,983	66,953,485	10,587,003	55,963,228

*
Reflects the impact of Mr. Mondello’s voluntarily rescission of the portion of his FY2019 Performance-Based RSUs that was scheduled to vest above target in fiscal year 2022 based on the Company’s Relative TSR performance. Accordingly, Mr. Mondello requested that his payout be capped at the target payout level.

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Mondello for 2021 to 2023, Mr. Wilson for 2023 and 2024, and Mr. Dastoor for 2024 and 2025) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2025 Mr. Mondello, Mr. Hebard, Mr. Borges and Mr. Priestley (II) for 2024 Mr. Mondello, Mr. Hebard, Mr. Borges, Mr. McCoy, and Mr. Creadon (iii) for 2023, Mr. Dastoor, Mr. Borges, Mr. Creadon, Mr. McCoy and Mr. Katz; (iv) for 2022, Mr. Dastoor, Mr. Borges, Mr. Wilson, Mr. Johnson and Mr. Loparco; and (v) for 2021, Mr. Dastoor, Mr. Borges, Mr. Loparco and Mr. Wilson.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Mondello for 2021 to 2023, Mr. Wilson for 2023 and 2024, and Mr. Dastoor for 2024 and 2025), as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the assumptions used are consistent with those disclosed on the grant date, with values changing primarily due to changes in the Company’s stock price and performance on the metrics applicable to those awards.

Average Compensation Actually Paid to Non-PEO NEOs	2025	2024	2023	2022	2021
Average Summary Compensation Table Total	5,821,567	4,198,611	3,837,569	4,370,388	5,228,688
Less, average value of Stock Awards reported in Summary Compensation Table	(3,232,617)	(2,240,408)	(1,822,095)	(1,945,226)	(3,262,453)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year and were unvested at year-end	5,824,200	1,526,025	4,048,739	1,581,509	5,964,144
Plus, average year over year change in fair value of outstanding and unvested equity awards granted in prior years that were unvested at year-end	9,462,967	(891,185)	4,097,774	121,089	4,637,203
Plus (less), average change in fair value from the prior year-end through the applicable vesting date of equity awards granted in prior years that vested in the year	1,253,663	1,113,099	319,169	(22,208)	144,375
Average Compensation Actually Paid to Non-PEO NEOs	19,129,780	3,706,142	10,481,156	4,105,552	12,711,957

(5)
Total Stockholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s stock price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Company’s stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is August 31, 2021.

(6)	The peer group used for this purpose is the following published industry index: S&P MidCap 400 Index.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)
The Company-selected Measure is CANCOI, which is described in detail in the section “Compensation Matters – Compensation Discussion and Analysis – NEO Fiscal Year 2025 Compensation.” CANCOI is a
non-GAAP
financial measure. See Annex A to this proxy statement for a reconciliation of GAAP to non-GAAP
financial measures.

Jabil Inc . 2026 Proxy Statement	48

Description of Certain Relationships between Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation Matters – Compensation Discussion and Analysis,” we designed our compensation program with the intent to align pay with performance. The metrics that the Company uses for both our annual cash incentives and long-term equity incentive awards are selected based on an objective of motivating our executives to drive stockholder value. While the Company utilizes the financial performance metrics listed above to align executive compensation with Company performance, only the most important measure is presented in the Pay Versus Performance table (in accordance with SEC rules) for a particular year.
Moreover, the Company generally seeks to create long-term stockholder value and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (“CAP”) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions
of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Company TSR
As demonstrated by the following chart, the amount of CAP to the Company’s CEOs for the applicable year and the average amount of CAP to the Company’s other NEOs as a group is aligned with the Company’s cumulative TSR over the five years presented in the table. The alignment of CAP reflects the fact that a significant portion of the compensation paid to our CEOs and to the other NEOs is comprised of equity awards, as described in more detail in “Compensation Matters – Compensation Discussion and Analysis.”

Jabil Inc . 2026 Proxy Statement	49

Compensation Actually Paid and Net Income
The following chart demonstrates the amount of CAP to the Company’s CEOs for the applicable year and the average amount of CAP to the Company’s other NEOs as a group in relation to the Company’s net income over the last four fiscal years. The Company does not use net income as a performance measure in the overall executive compensation program.

Compensation Actually Paid and CANCOI
The following graph demonstrates the amount of CAP to our CEOs and the average amount of CAP to the Company’s other NEOs as a group in relation to the Company’s CANCOI (as described above and in the Annex to this proxy statement), over the five years presented in the Pay Versus Performance table. While the Company uses numerous financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that CANCOI is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. As described in more detail in “Compensation Matters – Compensation Discussion and Analysis,” the Company utilizes CANCOI when setting goals in the Company’s annual cash incentive program because it views CANCOI as a key corporate metric that takes into account both revenue and expense.

Jabil Inc . 2026 Proxy Statement	50

Company TSR and S&P 500 Index
As demonstrated by the following chart, the Company’s cumulative TSR over the five-year period presented in the table was 511.94% while the cumulative TSR of the S&P 500 Index was 98.89% and cumulative TSR of the S&P MidCap 400 Index was 82.29% over the five years presented in the table.

Financial Performance Measures
As described in greater detail under “Compensation Matters – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

1.	CANCOI
2.	Margin%
3.	Free Cash Flow
4.	Core EPS
5.	Relative TSR

Jabil Inc . 2026 Proxy Statement	51

Equity Compensation Plan Information

The following table provides a summary of our compensation plans under which equity securities of Jabil were authorized for issuance as of August 31, 2025:

PLAN CATEGORY	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity Compensation Plans Approved by Security Holders:
2021 Equity Incentive Plan	2,317,754 (3)	—	7,135,170
2011 Employee Stock Purchase Plan	—	—	8,765,309
TOTAL	2,317,754		15,900,479
Equity Compensation Plans Not Approved by Security Holders:
	—	—	—

(1)	The weighted-average exercise price does not take into account the shares issuable upon vesting of RSUs, which are not options, warrants or rights and have no exercise price.
(2)	All of the shares available for future issuance under the 2021 Equity Incentive Plan may be issued in connection with options, rights, restricted stock or other stock-based awards.
(3)

Amount reflects the number of shares issuable upon vesting of RSUs granted under the Equity Incentive Plan, which represents the maximum number of shares that can vest based on the achievement of certain performance criteria.

Jabil Inc. 2026 Proxy Statement	52

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This proposal gives our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, in accordance with Section 14A of the Exchange Act, the compensation of our NEOs, as disclosed in this Proxy Statement. At the most recent Annual Meeting of Stockholders held in January 2025, more than 72% of the votes cast on the say-on-pay proposal were cast “For” the approval of the compensation of our NEOs. Stockholders vote annually on the compensation of our NEOs. In fiscal year 2025, we updated our Severance Policy as described above, but we did not make further changes to our executive compensation program, having addressed the unique circumstance surrounding the departure of a former NEO.

Stockholders are urged to read the “Compensation Discussion and Analysis” section, the compensation tables and the accompanying narrative disclosure set forth in this Proxy Statement. As described in detail in the “Compensation Discussion and Analysis” section, we believe our compensation programs are predominantly performance-based, and are designed to attract, retain and motivate our NEOs, who are critical to our success, and to align their interests with those of our stockholders. The compensation program for our NEOs is composed of the following features, among others:

•

Our Compensation Committee is composed solely of independent directors. The Compensation Committee has established a process for determining compensation for our NEOs, which includes advice from an independent compensation consultant and a review of compensation practices at peer group companies.

•

Our Compensation Committee engages in a robust and comprehensive annual review of the Company’s performance metrics and goals, which helps to ensure that these metrics and goals properly motivate and incent our NEOs to implement our long-term strategy and position Jabil for increased profitability and greater financial strength.

•	Our Compensation Committee receives advice from its independent compensation consultant, which performs no other services for Jabil.

•

A majority of the compensation payable to our NEOs is performance-based, including our annual cash incentive program and our performance-based restricted stock unit awards, which vest over multi-year performance periods, if at all. Over 50% of our NEOs’ target compensation is linked to Jabil’s business and stock price performance.

•	Our compensation philosophy is to pay for performance, and our goals are set at challenging levels.

•	We have stock ownership requirements for our NEOs.

•

We have adopted a clawback policy which allows us to recoup certain incentive-based incentive compensation paid to our executive officers in the event we restate financial statements due to material non-compliance with financial reporting requirements. We employ our NEOs “at will” without guaranteed or pre-existing employment, severance or change in control agreements.

•	Our NEOs participate in the same benefit plans as our salaried employees, with minimal special executive perquisites.

We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Jabil’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This vote is advisory, and therefore not binding on Jabil, the Compensation Committee or the Board of Directors. However, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements. The Board of Director’s current policy is to hold annual say-on-pay votes, and thus, we expect that we will conduct our next say-on-pay vote at the Annual Meeting of Stockholders in 2027.

Jabil Inc. 2026 Proxy Statement	53

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL: SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT

We received a stockholder proposal from John Chevedden for consideration at the Annual Meeting. Mr. Chevedden’s address is 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. We have been notified that Mr. Chevedden has continuously owned no fewer than 25 shares of our common stock since at least August 1, 2022.

If the stockholder proposal is properly presented at the Annual Meeting, the Board unanimously recommends a vote “AGAINST” the proposal. The affirmative vote of a majority of the shares present or represented at the Annual Meeting and actually cast will be required to approve the stockholder proposal. This proposal and supporting statement are quoted verbatim below.

STOCKHOLDER PROPOSAL

Proposal 4 — Shareholder Right to Act by Written Consent

Shareholders request that the board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at t meeting at which all shareholders entitled to vote thereon were present and voting (without any restriction based on length of stock ownership). This includes shareholder ability to initiate any appropriate topic for written consent.

Acting by written consent is all the more important at JBL due to the restricted right of JBL shareholders to call a special shareholder meeting. Currently all JBL shares held for less than one-year have no right to participate in calling for a special shareholder meeting.

If JBL finds itself in a future slump, JBL shareholders and potential JBL shareholders will not even consider acquiring more shares in order to act by written consent or to call for a special shareholder meeting in order to incentivize an JBL turnaround, if they have to sit on their shares for one-year before taking action. A one-year delay makes no sense when a company urgently needs a turnaround. A slumping stock price demands a quick response before the window of opportunity passes. This is why JBL needs a shareholder right to act by written consent without forcing JBL shareholders to sit on their shares for one-year in order to have any voice.

If one shareholder or a group of shareholders can quickly acquire more shares to act by written consent this is an incentive for JBL Directors to avoid a slump in the first place since the continued service of the certain JBL Directors could be terminated by written consent. This is a good incentive for the JBL Directors to have for the benefit of all JBL shareholders.

Acting by written consent is hardly ever used by shareholders but the main point of acting by written consent is that it gives shareholders at least significant standing to engage effectively with management.

Management will have an incentive to genuinely engage with shareholders, instead of stonewalling, if shareholders have a reasonable Plan B alternative of acting by written consent. Management likes to claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a letter to the CEO. A reasonable right to act by written consent is an important step for effective shareholder engagement with management.

Please vote yes:

Shareholder Right to Act by Written Consent - Proposal 4

Jabil Inc. 2026 Proxy Statement	54

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The Board has carefully considered the proposal. For the reasons outlined below, the Board believes that the proposal is not in the best interests of Jabil and its stockholders. The Board believes that matters requiring stockholder approval should be presented to, and voted on, by stockholders at a meeting where all stockholders can evaluate the matter, express their views, and vote. Importantly, our stockholders already have the ability to call special meetings of stockholders and the ability to nominate director candidates through the Company’s proxy access bylaw—both of which provide stockholders with effective means to voice their views. Therefore, the Board recommends that stockholders vote AGAINST the proposal.

The Board believes that matters requiring stockholder approval should be presented to, and voted on, by stockholders at a meeting where all stockholders can participate.

In order to allow all stockholders equal time and opportunity to consider and act upon any matter requiring stockholder approval, the Board believes that all matters requiring stockholder approval should be presented and considered at a meeting of stockholders. When stockholders act at a stockholders meeting, all stockholders receive advance notice of the meeting and have clearly established times during which they can evaluate the issues, engage with Jabil and other stockholders, communicate their views, and vote.

In contrast, action by written consent would permit a small group of stockholders (including those who accumulate a short-term voting position through the borrowing of shares) with no fiduciary duties to other stockholders to initiate action with no prior notice either to other stockholders or to the Company. Any such action would prevent all stockholders from having an opportunity to deliberate matters in an open and transparent manner, and to consider arguments for and against any action. In addition, rather than seeking input from all stockholders, a stockholder seeking action by written consent may attempt to solicit the fewest possible stockholders needed to take action, and may rely on consents obtained from some stockholders without allowing all stockholders, as well as the Board and Jabil management, to evaluate a proposal, express their views, and vote on the matter.

Indeed, permitting stockholder action by written consent could also lead to substantial confusion and disruption for stockholders, with potentially multiple, even conflicting, written consents being solicited by multiple stockholder groups. Given these concerns, over 68% of the 476 S&P 500 companies surveyed by FactSet either prohibit stockholders from acting by written consent or only permit action by unanimous stockholder written consent.

We already provide our stockholders with meaningful rights that allow them to express their views, including the ability for stockholders to call special meetings of stockholders and the ability to nominate director candidates through the Company’s proxy access bylaw.

As a result of amendments adopted by the Board in 2024 to lower the ownership threshold, one or more Company stockholders owning shares representing at least 25% of the voting power of the stock entitled to vote on the matter or matters to be brought before a proposed special meeting have the ability to request a special meeting of stockholders. A special meeting permits stockholders, the Board, and Jabil management to hold an open discussion on matters in between annual meetings and empowers all stockholders to participate in a single meeting. This informed and collective process does not occur in an action taken by written consent. Notably, our 25% special meeting threshold is consistent with or more favorable to stockholders than the special meeting rights at approximately 62% of the 476 S&P 500 companies surveyed by FactSet (including companies with a higher special meeting threshold and companies that do not permit stockholders to call special meetings).

Jabil Inc. 2026 Proxy Statement	55

In addition, the Board has adopted a market-standard proxy access Bylaw right. This provision allows stockholders owning 3% or more of our outstanding common stock for a period of at least three years, including groups of up to 20 stockholders who collectively own 3% or more of our outstanding common stock, the right to nominate director candidates constituting up to 20% of our Board, and to solicit votes for those candidates using our proxy materials, subject to certain provisions included in our Bylaws. This proxy access right complements the ability of our stockholders to call a special meeting of stockholders, as both provide stockholders owning a minority of shares with the ability to voice their views.

For all of these reasons, the Board recommends that you vote “AGAINST” this proposal.

Jabil Inc. 2026 Proxy Statement	56

BENEFICIAL OWNERSHIP

Share Ownership by Principal Stockholders and Management

The following table sets forth the beneficial ownership of common stock of Jabil as of the Record Date (unless otherwise indicated in the footnotes) by: (i) each of Jabil’s directors and nominees for director; (ii) each of the named executive officers (“NEOs”) listed in the Summary Compensation Table; (iii) all current directors and executive officers of Jabil as a group; and (iv) each person known by Jabil to beneficially own more than five percent of the outstanding shares of its common stock. The number and percentage of shares beneficially owned is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire beneficial ownership within 60 days of the Record Date through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. A total of 106,822,960 shares of Jabil’s common stock were outstanding as of the Record Date.

Principal Stockholders:	Number of Shares	Percent of Total

The Vanguard Group(1) 100 Vanguard Boulevard, Malvern, PA 19355	15,070,042	14.11%

BlackRock, Inc.(2) 50 Hudson Yards, New York, NY 10001	10,275,465	9.62%

Directors:

Anousheh Ansari	36,400	*

Sujatha Chandrasekaran	700	*

Michael Dastoor(3)	33,407	*

Christopher Holland	11,210	*

Mark Mondello	1,109,400	*

John Plant	5,900	*

Steven Raymund	86,396	*

James Siminoff	2,600	*

N.V. “Tiger” Tyagarajan	2,511	*

Kathleen Walters	21,500	*

Named Executive Officers (other than Mr. Dastoor and Mr. Mondello):

Gregory Hebard	8,791	*

Steven Borges	29,126	*

Andrew Priestley	10,994	*

All current directors and executive officers as a group (20 persons)	1,438,832	1.35%

          *Less than one percent.

(1)

Derived from a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 13, 2024, reporting beneficial ownership as of December 29, 2023. According to the Schedule, Vanguard had sole voting power over 0 shares, shared voting power over 157,660 shares, sole dispositive power over 14,627,319 shares and shared dispositive power over 442,723 shares.

(2)

Derived from a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 26, 2024, reporting beneficial ownership as of December 31, 2023. According to the Schedule, BlackRock had sole voting power over 9,577,394 shares, shared voting power over 0 shares, sole dispositive power over 10,275,465 shares and shared dispositive power over 0 shares.

(3)	Mr. Dastoor is also Chief Executive Officer and thus is a NEO.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires Jabil’s executive officers and directors, and persons who own more than ten percent of a registered class of Jabil’s equity securities, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such executive officers, directors and ten percent stockholders are also required by SEC rules to furnish Jabil with copies of all such forms that they file. Based solely on our review of the reports filed with the SEC and written representations that no other reports were required under Section 16(a) of the Exchange Act, we believe that all Section 16(a) filing requirements were met during fiscal year 2025, with the exception of one Form 4 reporting a sale filed late on behalf of Mr. Raymund, due to an administrative error.

Jabil Inc. 2026 Proxy Statement	57

ABOUT THE MEETING

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by:

•	delivering to Jabil’s Corporate Secretary a written notice of revocation or a duly executed proxy with a later date,
•	voting via the Internet or telephone at a later date, or
•	attending the virtual Annual Meeting and voting online.

Solicitation Fees and Expenses

We are making this solicitation and will bear its costs. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone. In addition, we have retained Innisfree M&A Incorporated (“Innisfree”) to assist us in the solicitation of proxies for the Annual Meeting. We will pay Innisfree a fee of $50,000, plus reimbursement for reasonable out-of-pocket expenses for its services.

Quorum; Voting Standards; Abstentions; Broker Non-Votes

A majority of the shares of Jabil common stock outstanding on November 28, 2025 (the “Record Date”) must be present or represented at the Annual Meeting in order to have a quorum for the transaction of business. Shares on which an abstention, or a broker non-vote has occurred will be counted as present for purposes of determining the presence of a quorum. As of the Record Date, there were 106,822,960 shares of Jabil common stock outstanding.

Each stockholder of record is entitled to one vote for each share of common stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not receive voting instructions from the beneficial owner on that particular proposal and does not have discretionary authority under the NYSE rules to vote on that particular proposal. Broker non-votes, if any, are not considered shares entitled to vote on any matter.

No dissenters’ or appraisal rights are available with respect to the proposals presently being submitted to the stockholders for consideration at the Annual Meeting.

Proposal 1

Our Bylaws provide that the election of our directors in uncontested elections is based on a majority voting standard. In contested director elections, a plurality voting standard will apply. In Proposal 1, we have nominated seven directors for election at the Annual Meeting and, because we did not receive advance notice under our Bylaws of any stockholder nominees for directors, the election of directors is an uncontested election.

To be elected in an uncontested election, the votes “for” a director must exceed 50% of the votes actually cast with respect to the director’s election. Votes actually cast exclude abstentions with respect to that director’s election, so abstentions and any broker non-votes will have no effect on the election of directors.

If an incumbent director does not receive more than 50% of the votes actually cast, then the incumbent director will promptly tender his or her conditional resignation following certification of the vote. The Nominating and Corporate Governance Committee will consider the resignation offer and recommend to the Board of Directors whether to accept such offer. The Board will act on the recommendation within 90 days following the recommendation. For additional information regarding the majority voting standard, see “Majority Voting for Directors.”

Jabil Inc. 2026 Proxy Statement	58

Proposals 2, 3 and 4

Proposals 2, 3 and 4 are approved by an affirmative vote of a majority of the shares present or represented at the Annual Meeting and actually cast on each Proposal. Abstentions and broker non-votes, if any, will have no effect on the approval of Proposals 2, 3 and 4.

Meeting Access and Additional Information

You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of Record Date, or you hold a valid proxy for the Annual Meeting. You may attend the Virtual Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/JBL2026 and using your 16-digit control number to enter the meeting provided on the Notice of Internet Availability of Proxy Materials (“Notice”) or your proxy card (if applicable). Please follow the directions, which are posted on the platform during the virtual meeting for technical support if needed. Stockholders whose shares are held in “street name” and who do not receive a control number should consult their voting instruction form or Notice of Internet Availability and may need to obtain a legal proxy from their brokerage firm, bank or other organization in advance of the virtual annual meeting in order to participate.

If you have any questions or need help submitting a proxy or voting instructions for your shares, please contact Innisfree M&A Incorporated, our proxy solicitor at (877) 750-0666 (toll-free for stockholders) or (212) 750-5833 (collect for banks and brokers).

Voting via the Internet or Telephone

For Shares Directly Registered in the Name of the Stockholder

If your shares are registered directly in your name with Computershare Trust Company, N.A. (“Computershare”), Jabil’s transfer agent, you may vote as set forth on the Notice, or, if you received proxy materials in the mail, by mailing the proxy card or voting via the Internet or telephone as described in the proxy card.

Specific instructions to be followed by any registered stockholder interested in voting via the Internet or telephone are set forth on the Notice or the proxy card. Votes submitted via the Internet or telephone by a registered stockholder must be received by 11:59 p.m. (ET) on January 21, 2026.

For Shares Registered in the Name of a Brokerage or Bank

If your shares are held in an account at a brokerage firm, bank or other organization, then you are the beneficial owner of shares held in “street name” and you will receive instructions on how to vote from the holder of record. Votes submitted via the Internet through the street name program must be received by 11:59 p.m. (ET) on January 21, 2026.

Notice and Access

We are delivering proxy materials to many stockholders via the Internet under the Notice and Access rules of the SEC. If you receive the Notice and prefer to receive a paper or e-mail copy of the proxy materials, follow the instructions in the Notice for making this request and the proxy materials will be sent promptly to you via the preferred method.

You may elect to receive future notices of meetings and proxy materials electronically via the Internet, if then made available by Jabil. If you have previously consented to Jabil’s Internet delivery program, your consent will remain in effect until you cancel your enrolment, which you are free to do at any time. If you have not yet enrolled in Jabil’s Internet delivery program, we strongly encourage you to do so as it is a cost-effective way for Jabil to send you the proxy materials. Instructions to participate in the Internet delivery program are set forth on the Notice and proxy card. When next year’s proxy materials are available, you may be sent an e-mail telling you how to access them electronically. Please note that, while we are using the rules enacted by the SEC regarding the electronic distribution of proxy materials on websites, as opposed to being mailed, we may decide to change our procedures for the distribution of our proxy

Jabil Inc. 2026 Proxy Statement	59

materials next year.

If you elect to access these materials via the Internet, you may still request paper copies by contacting your brokerage firm, bank or Jabil.

Voting Results

Votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Deadline for Receipt of Stockholder Proposals for Jabil’s Next Annual Meeting in January 2027.

Proposals that are intended to be presented by such stockholders at Jabil’s Annual Meeting of Stockholders in 2027 pursuant to Rule 14a-8 promulgated under the Exchange Act must be submitted and comply with all applicable requirements of Rule 14a-8 and must be received by Jabil no later than August 14, 2026, in order to be considered for possible inclusion in the Proxy Statement and form of proxy relating to that meeting.

If a stockholder or group of stockholders intends to nominate one or more director nominees to be included in Jabil’s proxy materials for Jabil’s Annual Meeting of Stockholders in 2027 pursuant to the proxy access provisions of our Bylaws, proper written notice of any such nomination must be received by our Corporate Secretary at 10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716, Attention: Corporate Secretary or by email at Corporate_Secretary@Jabil.com, no earlier than the close of business on July 15, 2026 and not later than the close of business on August 14, 2026, and the nominating stockholder(s) and director nominee(s) must otherwise comply with the requirements specified in our Bylaws. If the date of Jabil’s Annual Meeting of Stockholders in 2027 is more than 30 days before or after the anniversary of the Annual Meeting of Stockholders in 2026, such notice must be received not earlier than the close of business on the 150th day prior to such meeting and not later than the close of business on the later of the 120th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in our Bylaws.

Our Bylaws provide that, for any stockholder proposal or director nomination (other than stockholder proposals submitted under Rule 14a-8 and director nominations submitted under the proxy access provisions of our Bylaws) to be properly presented at the Annual Meeting of Stockholders in 2027, our Corporate Secretary must receive notice of the matter no later than August 14, 2026. Any such notice must be mailed to our corporate headquarters located at 10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716, Attention: Corporate Secretary. Any such notice must include the information specified in our Bylaws and otherwise comply with the advance notice provisions of our Bylaws (which includes the timing and other requirements for nominations for which a stockholder intends to solicit proxies pursuant to Rule 14a-19 promulgated under the Exchange Act).

Eliminating Duplicate Mailings

We have adopted a procedure called “householding” under which we may deliver a single copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement and the Annual Report to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of the stockholders. This procedure reduces the environmental impact of our annual meetings and printing and mailing costs. Stockholders who participate in householding will continue to be able to vote separately. If you wish to receive a separate copy of the Proxy Statement and Annual Report or if you wish to receive separate copies of future annual reports and proxy statements, then you may contact our Investor Relations Department by (i) mail at Jabil Inc., Attention: Investor Relations, 10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716, (ii) telephone at (727) 577-9749, or (iii) email at investor_relations@Jabil.com, and we will promptly deliver a separate copy to you.

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the bank, broker, or other organization that holds your shares to request information about eliminating duplicate mailings.

Jabil Inc. 2026 Proxy Statement	60

Other Procedural Matters

Jabil knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as Jabil may recommend. Jabil’s Annual Report on Form 10-K, as filed by Jabil with the SEC (excluding exhibits), is a portion of the Annual Report that is being made available, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting, and a copy will be provided without charge upon the written request of any stockholder entitled to vote at the Annual Meeting. Such request should be directed to our Investor Relations Department by mail at Jabil Inc., Attention: Investor Relations, 10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716.

THE BOARD OF DIRECTORS

St. Petersburg, Florida

December 12, 2025

Jabil Inc. 2026 Proxy Statement	61

Appendix A

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

Jabil presents certain non-GAAP financial measures within the meaning of the SEC’s Regulation G in this Proxy Statement. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Also, our “core” financial measures should not be construed as an inference by us that our future results will be unaffected by those items that are excluded from our “core” financial measures.

Jabil believes that the non-GAAP “core” financial measures set forth below are useful to facilitate evaluating the past and future performance of our ongoing manufacturing operations over multiple periods on a comparable basis by excluding the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring, severance and related charges, distressed customer charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, business interruption and impairment charges, net, gain (loss) from the divestiture of businesses, acquisition and divestiture related charges, loss on debt extinguishment, (gain) loss on securities, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Among other uses, management uses non-GAAP “core” financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when evaluating incentive compensation.

In fiscal year 2023, the Company adopted an annual normalized tax rate (“normalized core tax rate”) for the computation of the non-GAAP (core) income tax provision to provide better consistency across reporting periods. In estimating the normalized core tax rate annually, the Company utilizes a full-year financial projection of core earnings that considers the mix of earnings across tax jurisdictions, existing tax positions, and other significant tax matters. The Company may adjust the normalized core tax rate during the year for material impacts from new tax legislation or material changes to the Company’s operations.

Prior to fiscal year 2023, the Company determined the tax effect of the items included and excluded from core earnings quarterly.

Adjusted free cash flow is defined as net cash provided by (used in) operating activities less net capital expenditures (acquisition of property, plant and equipment less proceeds and advances from the sale of property, plant and equipment). We report adjusted free cash flow as we believe this non-GAAP financial measure is useful to investors in measuring our ability to generate cash internally and fund future growth and to provide a return to stockholders.

For additional information about non-GAAP financial measures, see our Form 10-K for the period ended August 31, 2025, under “MD&A-Non-GAAP (Core) Financial Measures.”

Jabil Inc. 2026 Proxy Statement	A-1

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth below.

(in millions, except for per share data)	August 31, 2025	August 31, 2024	August 31, 2023

Operating income (U.S. GAAP)	$1,182	$2,013	$1,537

Amortization of intangibles	62	40	33

Stock-based compensation expense and related charges	107	89	95

Restructuring, severance and related charges(1)	181	296	57

Net periodic benefit cost(2)	7	6	11

Business interruption and impairment charges, net(3)	8	16	-

Loss (gain) from the divestiture of businesses(4)	53	(942)	-

Acquisition and divestiture related charges(5)	20	70	-

Adjustments to operating income	438	(425)	196

Core operating income (Non-GAAP)	$1,620	$1,588	$1,733

Net income attributable to Jabil Inc. (U.S. GAAP)	$657	$1,388	$818

Adjustments to operating income	438	(425)	196

Loss on securities(5)	46	-	-

Net periodic benefit cost(2)	(7)	(6)	(11)

Adjustments for taxes(6)	(52)	99	169

Core earnings (Non-GAAP)	$1,082	$1,056	$1,172

Diluted earnings per share (U.S. GAAP)	$5.92	$11.17	$6.02

Diluted core earnings per share (Non-GAAP)	$9.75	$8.49	$8.63

Diluted weighted average shares outstanding (U.S. GAAP and Non-GAAP)	110.9	124.3	135.9

(1)

Charges recorded during the fiscal years ended August 31, 2025 and 2024, primarily related to the 2025 Restructuring Plan and 2024 Restructuring Plan, respectively. Charges recorded during the fiscal year ended August 31, 2023, related to headcount reduction to further optimize our business activities.

(2)

Pension service cost is recognized in cost of revenue and all other components of net periodic benefit cost, including return on plan assets, are presented in other expense. We are reclassifying the pension components in other expense to core operating income as we assess operating performance, inclusive of all components of net periodic benefit cost, with the related revenue. There is no impact to core earnings or diluted core earnings per share for this adjustment.

(3)

Charges recorded during the fiscal year ended August 31, 2025, relate primarily to costs associated with damage from Hurricanes Helene and Milton, which impacted our operations in St. Petersburg, Florida and Asheville and Hendersonville, North Carolina. Charges recorded during the fiscal year ended August 31, 2024, related to costs associated with product quality liabilities. Charges recorded during the fiscal years ended August 31, 2025, and 2024, are classified as a component of cost of revenue and selling, general and administrative expenses in the Consolidated Statements of Operations.

(4)

Charges recorded during the fiscal year ended August 31, 2025, relate primarily to a pre-tax loss of $97 million recognized for the divestiture of our operations in Italy. We completed the divestiture of the Mobility Business and recorded a pre-tax gain of $942 million during the fiscal year ended August 31, 2024. Certain post-closing adjustments were realized in March 2025, which resulted in the recognition of a $54 million pre-tax gain during the fiscal year ended August 31, 2025.

(5)	Charges recorded during the fiscal year ended August 31, 2025, relate to an impairment of an investment in Preferred Stock.

(6)

Tax adjustments for the fiscal year ended August 31, 2025, were partially driven by an income tax benefit associated with a reduction in unrecognized tax benefits from a lapse in statute of limitations. Tax adjustments for the fiscal year ended August 31, 2024, were partially driven by an income tax expense associated with the divestiture of the Mobility Business. The adjustment for taxes for the fiscal year ended August 31, 2023, primarily related to a change in the indefinite reinvestment assertion associated with operations that were classified as held for sale.

	Fiscal Year Ended
(in millions)	August 31, 2025	August 31, 2024
Net cash provided by operating activities (U.S. GAAP)	$1,640	$1,716
Acquisition of property, plant and equipment (“PP&E”)(7)	(468)	(784)
Proceeds and advances from sale of PP&E(7)	146	123
Adjusted free cash flow (Non-GAAP)	$1,318	$1,055

(7)

Certain customers co-invest in PP&E with us. As we acquire PP&E, we recognize the cash payments in acquisition of PP&E. When our customers reimburse us and obtain control, we recognize the cash receipts in proceeds and advances from the sale of PP&E.

Jabil Inc. 2026 Proxy Statement	A-2

JABIL INC.

10800 ROOSEVELT BOULEVARD NORTH

ST. PETERSBURG, FLORIDA 33716

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/JBL2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V81362-P40875	KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JABIL INC.

The Board of Directors recommends a vote FOR all seven (7) director nominees listed, FOR Proposals 2 and 3, and AGAINST Proposal 4.

1.	Elect seven directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Nominees:	For	Against	Abstain

1a. Anousheh Ansari	☐	☐	☐

1b. Sujatha Chandrasekaran	☐	☐	☐

1c. Michael Dastoor	☐	☐	☐

1d. Christopher S. Holland	☐	☐	☐

1e. John C. Plant	☐	☐	☐

1f. Steven A. Raymund	☐	☐	☐

1g. N.V. “Tiger” Tyagarajan	☐	☐	☐

		For	Against	Abstain

2.	Ratify the appointment of Ernst & Young LLP as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2026.	☐	☐	☐

3.	Approve (on an advisory basis) Jabil’s executive compensation.	☐	☐	☐

		For	Against	Abstain

4.	Vote on a stockholder proposal requesting stockholder right to act by written consent.	☐	☐	☐

NOTE: Stockholders also will consider any other matters that may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V81363-P40875

JABIL INC. Annual Meeting of Stockholders January 22, 2026 10:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints Kristine Melachrino and Susan Wagner-Fleming, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the common stock of Jabil Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Jabil Inc., to be held virtually at www.virtualshareholdermeeting.com/JBL2026, on Thursday, January 22, 2026, at 10:00 a.m., Eastern Time, and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Annual Meeting and in their discretion upon all other matters that may properly come before said Annual Meeting and any adjournment or postponement thereof.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED (1) FOR ALL LISTED NOMINEES FOR DIRECTOR, (2) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS JABIL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2026, (3) FOR THE APPROVAL (ON AN ADVISORY BASIS) OF JABIL’S EXECUTIVE COMPENSATION AND (4) AGAINST THE STOCKHOLDER PROPOSAL DESCRIBED IN THE PROXY STATEMENT.

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR BY TELEPHONE.

Continued and to be signed on reverse side